SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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FREIGHTCAR AMERICA, INC.

(Name of Registrant as Specified in Its Charter)

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FREIGHTCAR AMERICA, INC.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

March 31, 2017

Dear FreightCar America Stockholder:

You are cordially invited to attend the annual meeting of stockholders of FreightCar America, Inc. to be held at 10:00 a.m. (local time) on Thursday, May 11, 2017 at The Metropolitan Club, 233 South Wacker Drive, 67th Floor, Illinois Room, Chicago, Illinois 60606.

The purpose of the meeting is to consider and vote upon proposals to (i) elect two directors who have been nominated for election as Class III directors to three-year terms, (ii) approve, on an advisory basis, the compensation of our Named Executive Officers, (iii) approve, on an advisory basis, the frequency of holding future advisory votes on the compensation of our Named Executive Officers, (iv) ratify the appointment of our independent registered public accounting firm for 2017 and (v) transact such other business as may properly come before the meeting.

Whether or not you plan to attend the meeting and regardless of the number of shares you own, it is important that your shares be represented at the meeting. After reading the enclosed proxy statement, please promptly vote your shares in accordance with the instructions on the enclosed proxy card to assure that your shares will be represented.

The board of directors and management appreciate your continued confidence in FreightCar America and look forward to seeing you at the annual meeting.

Sincerely,

/s/ William D. Gehl

WILLIAM D. GEHL
Chairman of the Board

FREIGHTCAR AMERICA, INC.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 11, 2017

March 31, 2017

Dear FreightCar America Stockholder:

We are notifying you that the annual meeting of stockholders of FreightCar America, Inc. will be held at 10:00 a.m. (local time) on Thursday, May 11, 2017 at The Metropolitan Club, 233 South Wacker Drive, 67th Floor, Illinois Room, Chicago, Illinois 60606, for the following purposes:

1.	To elect two directors as Class III directors, each for a term of three years.

2.	To hold an advisory vote to approve the compensation of our Named Executive Officers.

3.	To hold an advisory vote to select the frequency of future advisory votes to approve the compensation of our Named Executive Officers.

4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2017.

5.	To transact other business properly coming before the meeting.

For the first time, we are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials while also lowering the costs and reducing the environmental impact of our annual meeting of stockholders. On or about March 31, 2017, we will mail to our stockholders who have not requested hard copies of the proxy materials a Notice of Internet Access and Availability of Proxy Materials (the “Notice”), which contains instructions on how to vote, to access our proxy statement (the “Proxy Statement”) and Annual Report on Form 10-K for the year ended December 31, 2016 (the “Annual Report”) online and to request paper copies of the proxy materials. All stockholders that elect to receive paper copies will receive copies of the Proxy Statement and the Annual Report by mail. The Proxy Statement also contains instructions on how you can (i) receive a paper copy of the Proxy Statement and the Annual Report if you only received the Notice by mail or (ii) elect to receive the Proxy Statement and the Annual Report over the Internet, if you received them by mail.

Each of these matters listed above is described in further detail in the Proxy Statement. A copy of our Annual Report is available online or by request.

Only stockholders of record at the close of business on March 17, 2017 are entitled to vote at the meeting and any postponements or adjournments of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

Whether or not you plan to attend the meeting, please be sure to vote your shares in accordance with the instructions on the enclosed proxy card as promptly as possible. You can withdraw your proxy at any time before it is voted.

By order of the Board of Directors,

/s/ Georgia L. Vlamis

GEORGIA L. VLAMIS
Vice President, General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2017:

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Our Proxy Statement for the year ended December 31, 2016 includes information on the following matters, among other things:

•	The date, time and location of the annual meeting of stockholders;

•	A list of the matters being submitted to the stockholders for approval; and

•	Information concerning voting in person at the annual meeting of stockholders.

Our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2016 are available at www.railproxy.info.

If you received the Notice and want to receive a paper copy or email of these documents, you must request one. There is no charge to you for requesting a copy. Please choose one of the following methods to make your request:

(1)	By Internet: www.proxyvote.com

(2)	By telephone: 1-800-579-1639

(3)	By email: sendmaterial@proxyvote.com

Please have available the information set forth in the Notice if you are requesting a paper copy or email of the proxy materials. Please make your request on or before April 27, 2017 to facilitate timely delivery.

Page
ABOUT THE MEETING	1
What is the purpose of the annual meeting?	1
What are our voting recommendations?	1
Who is entitled to vote?	1
What constitutes a quorum?	2
How do I vote?	2
Can I revoke my proxy or change my vote after I return my proxy card?	3
What vote is required to approve each matter that comes before the meeting?	3
What happens if additional proposals are presented at the meeting?	3
Who will bear the costs of soliciting votes for the meeting?	3

PROPOSALS TO BE VOTED ON	3
Proposal 1 – Election of Class III Directors	3
Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers	4
Proposal 3 – Approval, on an Advisory Basis, of the Frequency of Future Advisory Votes on the Approval of the Compensation of our Named Executive Officers	5
Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm	6

GOVERNANCE OF THE COMPANY	6
Board Structure and Composition	6
Nominees for election at this meeting for terms expiring in 2020	7
Directors whose terms continue until 2019	8
Directors whose terms continue until 2018	8
Committees of the Board of Directors	9
Independence of Directors	10
Board Leadership Structure	11
Code of Business Conduct and Ethics	11
Anti-Corruption Policy	11
Risk Oversight	11
Director Nomination Process	12
Communications with Directors	13
Director Attendance at Meetings	13
Director Compensation	13

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FREIGHTCAR AMERICA, INC.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

PROXY STATEMENT

The board of directors of FreightCar America, Inc. (“FreightCar America” or the “Company”) is asking for your proxy for use at the annual meeting of our stockholders to be held at 10:00 a.m. (local time) on Thursday, May 11, 2017 at The Metropolitan Club, 233 South Wacker Drive, 67th Floor, Illinois Room, Chicago, Illinois 60606, and at any postponements or adjournments of the meeting. We are initially mailing this proxy statement and the enclosed proxy card to our stockholders on or about March 31, 2017.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of annual meeting, including (i) the election of two directors who have been nominated for election as Class III directors to three-year terms, (ii) approval, on an advisory basis, of the compensation of our Named Executive Officers (“NEOs”), (iii) approval, on an advisory basis, of the frequency of holding future advisory votes on the compensation of our Named Executive Officers, (iv) the ratification of the appointment of our independent registered public accounting firm and (v) any other business properly coming before the meeting.

What are our voting recommendations?

Our board of directors recommends that you vote your shares:

“FOR” each of the nominees named below under “Proposal 1 – Election of Class II Directors,”

“FOR” the approval, on an advisory basis, of the compensation of our NEOs as discussed below under “Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers,”

For a frequency of every “1 Year” for future advisory votes to approve the compensation of our NEOs as discussed below under “Proposal 3 – Approval, on an Advisory Basis, of the Frequency of Future Advisory Votes to Approve the Compensation of our Named Executive Officers” and

“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as discussed below under “Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm.”

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, March 17, 2017, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on the record date at the meeting and any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote, without cumulation, on each matter to be voted on.

What constitutes a quorum?

If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting permitting the conduct of business at the meeting. As of the record date, we had 12,420,331 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum.

How do I vote?

You may vote in person at the annual meeting or you may vote by proxy.

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2016 available to our stockholders electronically via the Internet. On or about March 31, 2017, we will mail to our stockholders who have not previously requested hard copies of the proxy materials the Notice, which contains instructions on how to vote, to access this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2016 online and to request paper copies of the materials. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice will instruct you on how to access and review all of the important information contained in this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2016. The Notice also will instruct you on how you may submit your proxy over the Internet. If you receive the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.

You may vote by proxy by (i) following the instructions for voting on the Internet in the Notice or (ii) if you received a printed copy of the proxy materials, following the instructions for voting by telephone or on the Internet on your proxy card or completing, signing, dating and mailing the enclosed proxy card. To vote by telephone or on the Internet, as applicable, you will need the special code number included in the Notice or on your proxy card. If you vote by proxy, the individuals named on the proxy card as proxy holders will vote your shares in the manner you indicate. If you do not indicate your instructions, your shares will be voted:

•	“FOR” the election of the two nominees named below under “Proposal 1 – Election of Class III Directors” to three-year terms;

•	“FOR” the approval, on an advisory basis, of the compensation of our NEOs under “Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers;” and

•	For a frequency of every “1 Year” for future advisory votes to approve the compensation of our NEOs under “Proposal 3 – Approval, on an Advisory Basis, of the Frequency of Future Advisory Votes to Approve the Compensation of our Named Executive Officers;” and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2017 under “Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm.”

Can I revoke my proxy or change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is voted at the annual meeting by delivering to our Secretary a written notice of revocation or a properly submitted proxy bearing a later date, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you vote in person at the meeting.

What vote is required to approve each matter that comes before the meeting?

Director nominees must receive the affirmative vote of a plurality of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon, meaning that the two nominees for Class III director with the most votes will be elected. Each of the approvals, on an advisory basis, of the compensation of our NEOs and the ratification of the appointment of our independent registered public accounting firm require the affirmative vote of a majority of the votes represented at the meeting in person or by proxy. With respect to the frequency of future advisory votes on the compensation of our NEOs, the alternative receiving the greatest number of votes — every year, every two years or every three years — will be the frequency that stockholders approve, on an advisory basis. Broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval. Abstentions will have the effect of a vote against the approval, on an advisory basis, of the compensation of our NEOs and the ratification of the appointment of our independent registered public accounting firm but will not be taken into account in determining the outcome of the election of directors or the vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our NEOs. However, each of our directors and director candidates has offered a contingent resignation that may be accepted by the board of directors in its discretion if a majority of the votes are not cast “FOR” such director in an uncontested election.

What happens if additional proposals are presented at the meeting?

If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who will bear the costs of soliciting votes for the meeting?

Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. We will bear all costs of solicitation, including a base fee of $7,500 and reasonable out-of-pocket expenses to be paid to the proxy solicitation firm of Okapi Partners LLC.

PROPOSALS TO BE VOTED ON

Proposal 1 – Election of Class III Directors

Our certificate of incorporation provides for a classified board of directors consisting of three classes of the same or nearly the same number of directors. The number of members of our board of directors is currently fixed at seven directors. The term of office of each current Class III director is scheduled to expire at our annual meeting of stockholders to be held this year. Currently, two of our directors, Thomas A. Madden and Joseph E. McNeely, are Class III directors. At the recommendation of our nominating and corporate governance committee, our board of directors has determined to nominate Messrs. Madden and McNeely for election to three-year terms as Class III directors at our annual meeting this year.

Each nominee elected by our stockholders as a Class III director at our annual meeting this year will be elected to a term to expire at the annual meeting of stockholders in 2020.

Information about the director nominees, the continuing directors and our board of directors is contained in the section of this proxy statement entitled “Governance of the Company—Board Structure and Composition.”

In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. Our board of directors has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable or unwilling to serve as a director.

Our board of directors recommends that you vote “FOR” the election of Thomas A. Madden and Joseph E. McNeely as Class III directors.

Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which amends Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), enables our stockholders to approve, on an advisory basis, the compensation programs for our NEOs (sometimes referred to as “say on pay”).

As discussed below in this proxy statement, we believe that our executive compensation programs must be closely linked to our stockholders’ interests, and we therefore welcome our stockholders’ input in this area. As described in detail under the “Compensation Discussion and Analysis” section of this proxy (the “CD&A”), our compensation programs are designed to attract, motivate and retain the individuals we need to drive business success. We believe that our executives should act in the long-term interests of our stockholders, and therefore, we pay a significant portion of total compensation to our executives in the form of performance shares and/or restricted stock. Our compensation programs also are closely tied to performance, with incentive compensation varying in accordance with objectively determinable Company and individual performance measures. In addition, the variable component of compensation increases as an individual’s business responsibilities increase.

The compensation committee of our board of directors follows best practices in the design and governance of our compensation programs, including, but not limited to the following:

•	we have adopted a clawback policy;

•	we have adopted an anti-hedging policy for our officers and directors;

•	we have adopted stock ownership guidelines for our officers and directors and the stock ownership of each of our officers and directors exceeded the Company’s minimum stock ownership requirements in 2016;

•	the LTIP (defined herein) expressly prohibits repricing or exchanging awards;

•	we do not pay tax gross-ups for change in control payments under Code Section 280G;

•	we do not provide single-trigger golden parachute payments;

•	we do not provide perquisites for former or retired executives;

•	we do not provide extraordinary relocation or home buyout benefits;

•	we do not provide personal use of corporate aircraft, personal security systems maintenance and/or installation, car allowances or executive life insurance; and

•	we do not pay or provide payments for terminations for cause or resignations other than for good reason.

At our 2016 annual meeting of stockholders, the Company’s stockholders approved, on an advisory basis, the compensation of our NEOs with the affirmative vote of the holders of more than 96% of the shares voted. This vote of approval reinforced our compensation committee’s belief in the merits of the Company’s compensation structure and, thus, our compensation committee generally kept the Company’s 2016 compensation program for NEOs similar to the Company’s program in 2015.

You are invited to review the CD&A, the accompanying compensation tables and the related narrative disclosure and to vote to approve, on an advisory basis, the compensation of our NEOs through the adoption of the following resolution at the 2017 annual meeting:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion, is hereby approved.”

This vote is nonbinding. The board of directors and the compensation committee, which is comprised of independent directors, will consider the outcome of the vote when evaluating future executive compensation decisions.

Our board of directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs.

Proposal 3 – Approval, on an Advisory Basis, of the Frequency of Future Advisory Votes on the Approval of the Compensation of our Named Executive Officers

The Dodd-Frank Act also provides that stockholders must be given the opportunity to vote, at least every six years, on an advisory basis, for the frequency with which we should seek future advisory votes on the compensation of our NEOs as disclosed in accordance with the compensation disclosure rules of the SEC. By voting with respect to this Proposal 3, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two or three years. Stockholders also may abstain from casting a vote on this proposal.

At the 2011 annual meeting, the board of directors proposed and our stockholders approved, on an advisory basis, a frequency of every year for advisory votes on the compensation of our NEOs. In accordance with this vote, the board of directors has provided for an advisory vote on the compensation of our NEOs every year since 2011. At this year’s annual meeting, stockholders again will have the opportunity to vote, on an advisory basis, on the frequency of advisory votes on the compensation of our NEOs.

Our board of directors has determined that an annual advisory vote on executive compensation will continue to allow our stockholders to provide timely and direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. Our board of directors believes that an annual advisory vote on executive compensation is consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

This vote is non-binding. The board of directors and the compensation committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. The board of directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders. The next required vote on the frequency of advisory votes on the compensation of our NEOs will occur no later than the 2023 annual meeting.

The proxy card allows stockholders to choose among four options (holding the vote every one, two or three years, or abstaining). Stockholders therefore will not be voting to approve or disapprove the board’s recommendation, but rather to indicate their own choice among the frequency options.

Our board of directors recommends that you vote for a frequency of every “1 Year” for future advisory votes on the compensation of our NEOs.

Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm

Deloitte & Touche LLP audited our financial statements for our fiscal year ended December 31, 2016, and has been selected by the audit committee of our board of directors to audit our financial statements for the fiscal year ending December 31, 2017. A representative of Deloitte & Touche LLP is expected to attend our annual meeting, where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. However, we are submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, our audit committee will review its future selection of independent registered public accounting firms. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

For information regarding audit and other fees billed by Deloitte & Touche LLP for services rendered with respect to fiscal years 2016 and 2015, see the section of this proxy statement entitled “Fees of Independent Registered Public Accounting Firm and Audit Committee Report—Fees Billed by Independent Registered Public Accounting Firm.”

Our board of directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

GOVERNANCE OF THE COMPANY

Board Structure and Composition

Our certificate of incorporation provides for a classified board of directors consisting of three classes of the same or nearly the same number of directors. The number of members of our board of directors is currently fixed at seven directors:

•	James D. Cirar, Malcolm F. Moore and S. Carl Soderstrom, Jr. serve in Class I. Their terms will expire on the date of the annual meeting of stockholders to be held in 2018.

•	William D. Gehl and Andrew B. Schmitt serve in Class II. Their terms will expire on the date of the annual meeting of stockholders to be held in 2019.

•	Thomas A. Madden and Joseph E. McNeely serve in Class III. Their terms will expire on the date of the upcoming annual meeting of stockholders to be held on May 11, 2017.

Upon the expiration of the term of each class of directors, directors of that class generally may be re-elected for a three-year term at the annual meeting of stockholders in the year in which their term expires. A director elected by the board of directors is designated upon his or her election as a Class I, Class II or Class III director, and serves a term that expires at the next annual meeting of stockholders after such director’s election. A director elected by the stockholders at an annual meeting of stockholders to succeed a director elected during the preceding year by the board of directors joins the same class as the replacement director whom he or she succeeds and serves a term that expires at the next annual meeting of stockholders at which the terms of the other directors of that director’s class are or would be scheduled to expire. Each of our directors has signed a contingent resignation letter providing that if a majority of the votes of the shares in an uncontested election in which such director is a nominee are designated to be “withheld” from, or are voted “against,” the director’s election, and the board of directors accepts the contingent resignation letter following such election, the director’s resignation will be effective upon the acceptance of the resignation by the board of directors.

Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Our certificate of incorporation also provides that our board of directors may fill any vacancy created by the resignation of a director or an increase in the size of the board of directors.

Nominees for election at this meeting for terms expiring in 2020

Thomas A. Madden, 63, has served as a director since December 2005 and is a member of our compensation and audit committees. Mr. Madden served as the Executive Vice President and Chief Financial Officer of Ingram Micro Inc., a technology distributor, from July 2001 to April 2005. From October 1997 to July 2001, Mr. Madden served as the Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc., a supplier of motor vehicle components. Mr. Madden has been a member of the boards of directors of Champion Enterprises, Inc. (a modular and manufactured homes producer) from 2006 to 2010, Mindspeed Technologies, Inc. (a provider of semiconductors for network applications) from 2003 to 2014, and Intcomex, Inc. (an IT products distributor) since 2006. Having served as the chief financial officer of two public companies, Mr. Madden brings extensive financial expertise and skills to our board of directors, as well as the insights and experience he has gained as a director of three other public companies.

Joseph E. McNeely, 52, was appointed as our Chief Executive Officer effective October 4, 2013, and has served as a director since that date. Mr. McNeely also serves as President of the Company, a position to which he was appointed on May 1, 2013. Mr. McNeely served as the Company’s Vice President, Finance, Chief Financial Officer and Treasurer from September 2010 until May 2013 and interim Vice President, Finance, Chief Financial Officer and Treasurer from January 22, 2016 until February 29, 2016. Prior to joining the Company, Mr. McNeely served as a Vice President, Sales and Marketing for Mitsui Rail Capital, LLC, a railcar leasing and services company. Previously, he held positions at GATX

Corporation, including Vice President Finance for GATX Rail and Vice President Finance and IT for GATX Terminals Corporation. Prior to joining GATX, Mr. McNeely spent 12 years at Arthur Andersen LLP leading audit and various consulting engagements in the manufacturing and distribution industries. Mr. McNeely is a Certified Public Accountant. In addition to the knowledge about the Company that he has gained as our President and Chief Executive Officer, the board of directors benefits from Mr. McNeely’s financial and accounting experience, broad manufacturing experience and his many years of railcar industry experience.

Directors whose terms continue until 2019

William D. Gehl, 70, has served as a director since May 2007 and as the Chairman of the Board of Directors since January 2013. He is a member of our audit and nominating and corporate governance committees. He is Chairman and owner of IBD of Southeastern Wisconsin, a distributor of automotive and other batteries. He was Chairman and Chief Executive Officer of Gehl Company, a publicly held manufacturer of compact construction equipment, from April 2003 until his retirement from that company in April 2009. Prior to that time, he was President and Chief Executive Officer of Gehl Company since November 1992, Chairman of Gehl Company since April 1996, and a director of Gehl Company since 1987. During the past five years, Mr. Gehl has been a member of the boards of directors of Astec Industries, Inc. (a publicly held manufacturer of road-building and construction equipment), The Oilgear Company (a manufacturer of hydraulic pumps and related products) and Westbury Bank (a publicly held full-service community bank with 12 locations). He brings to our board of directors, among other things, his background as the chief executive officer of a public company for over 17 years and general management, marketing and financial experience, as well as M.B.A. and law degrees and his service on the audit committee of two other public companies (Astec Industries and Westbury Bank). He is a member of the Wisconsin and Florida state bars.

Andrew B. Schmitt, 68, has served as a director since October 2012 and is the chairman of our compensation committee and a member of our nominating and corporate governance committee. He was the Chief Executive Officer of Layne Christensen Company, which provides water management, construction and drilling services and related products to water, mineral and energy markets, from October 1993 to January 2012, and President of that company from October 1993 to September 2011. From October 1993 until June 2012, he also served as a director of Layne Christensen. Since September 2003, Mr. Schmitt has been a director of Euronet Worldwide Inc., which provides payment and transaction processing and distribution solutions to financial institutions, retailers, service providers and consumers, and currently serves on that board’s audit, compensation and nominating and corporate governance committees. Prior to his service at Layne Christensen, Mr. Schmitt was a Division President for Baker Hughes Incorporated and NL Industries Inc. as well as General Manager and Controller for Dorsey Corp. and Hoover Universal, Inc. Having served as a chief executive officer for over 18 years, Mr. Schmitt brings to our board extensive experience in leading complex global organizations.

Directors whose terms continue until 2018

James D. Cirar, 70, has served as a director since June 1999 and is a member of our audit and compensation committees. Mr. Cirar is a private investor. He was a director of Transportation Technologies Industries, Inc. (“TTII”), a manufacturer of railcar and truck components, and President and Chief Executive Officer of TTII’s foundry group from January 2000 until the company was acquired by Accuride Corporation in 2005. Mr. Cirar was Chairman of two of our subsidiaries, Johnstown America Corporation and Freight Car Services, Inc., from September 1998 to June 1999. From September 1995 to August 1998, he was the President and Chief Executive Officer of Johnstown America Corporation, a predecessor of the Company. Mr. Cirar brings to our board of directors the business experience he has gained as a partner in private equity transactions, as well as deep industry knowledge and close familiarity with the Company’s business.

Malcolm F. Moore, 66, has served as a director since March 2015 and is the chairman of our nominating and corporate governance committee and a member of our compensation committee. Since July 2015, Mr. Moore has served as Executive Vice President of Operations for Twin Disc, Inc., a publicly held global manufacturer and distributor of power transmission equipment for marine, transportation and industrial equipment. Since August 2016, Mr. Moore also has served as Chief Operating Officer of Twin Disc, Inc. Between 2006 and 2015, he also served on the board of directors of Twin Disc, Inc. From June 2013 to June 2015, Mr. Moore served as the President and Chief Executive Officer of Digi-Star LLC, a global supplier of electronic components and software used in precision agriculture. From November 2011 to June 2013, Mr. Moore served as Chairman of Digi-Star. Prior to joining Digi-Star, Mr. Moore served as an advisor to Baird Capital Partners from June 2010 to November 2011. Between 1999 and 2010, Mr. Moore worked in a variety of executive roles at Gehl Company, a publicly held manufacturer of compact construction equipment, including serving as President and Chief Executive Officer from August 2009 to April 2010. Earlier in his career, Mr. Moore served in senior executive roles at Pangborn Corporation, an international manufacturer of blast media equipment used by manufacturers of metal products, and LINAC Holdings Inc., a manufacturer of specialized equipment used in steel production, industrial heat-treating, scientific research and product manufacturing. Mr. Moore currently serves on the board of directors of AG Growth International Inc., a manufacturer of portable and stationary grain handling, storage and conditioning equipment. Having served as a senior executive for over 22 years, and as a board member for over nine years, of companies in the manufacturing sector, Mr. Moore brings to our board extensive experience in leading complex heavy manufacturing organizations.

S. Carl Soderstrom, Jr., 63, has served as a director since April 2005 and is the chairman of our audit committee and a member of our nominating and corporate governance committee. Mr. Soderstrom was employed by ArvinMeritor, Inc., a supplier of motor vehicle components, and its predecessor companies from 1986 to 2004. He served as Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc. from July 2001 to December 2004, and in a number of senior operations and engineering positions with that company prior to 2001, including Senior Vice President of Engineering, Quality and Procurement. Since 2003, Mr. Soderstrom has been a member of the board of directors of Lydall, Inc., a manufacturer of specialty engineered products for the thermal/acoustical and filtration/separation markets, and, since July 2010, he has served on the board of directors of Westar Energy, Inc., an electric utility company. Having spent 18 years in a variety of senior positions at ArvinMeritor, Inc., Mr. Soderstrom brings extensive experience in product engineering, manufacturing, finance and procurement to our board of directors.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Stockholders and third parties may communicate with our board of directors by writing to our board of directors at FreightCar America, Inc., Two North Riverside Plaza, Suite 1300, Chicago, Illinois 60606, Attention: Chairman of the Board of Directors.

Audit Committee. Our audit committee consists of Messrs. Cirar, Gehl, Madden and Soderstrom. Mr. Soderstrom serves as the chairman. The audit committee oversees our financial reporting processes and provides oversight on behalf of the board of directors to the Company’s internal accounting and financial controls, accounting principles and auditing practices to be employed in the preparation and review of our financial statements. The audit committee appoints the independent registered public accountants to audit our annual financial statements and the scope of and plans for the audit to be undertaken by such accountants. The audit committee pre-approves the audit services and permissible non-audit services to be performed by such accountants and takes appropriate actions to ensure the independence of such accountants. The audit committee is also responsible for approving related-party transactions. Our board of directors has determined that Messrs. Cirar, Gehl, Madden and Soderstrom meet the applicable independence requirements under the Sarbanes-Oxley Act of 2002, the rules of the NASDAQ Global Market (“NASDAQ”) and the rules and regulations of the SEC. Each of Messrs. Cirar, Gehl, Madden and Soderstrom has been determined to be an audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and each is “independent” as defined in the applicable listing standards for audit committee members.

The audit committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com. The audit committee has established and regularly monitors procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters. The audit committee met seven times during 2016.

Compensation Committee. Our compensation committee consists of Messrs. Cirar, Madden, Moore and Schmitt. Mr. Schmitt serves as the chairman. The purpose of our compensation committee is to: (a) oversee our compensation and employee benefit plans and practices, including compensation risk analysis; (b) produce annually a report on executive compensation for inclusion in our proxy statement, in accordance with all applicable rules and regulations; and (c) oversee regular succession planning and professional development for the Chief Executive Officer (“CEO”) and other senior executive officers. Our board of directors has determined that Messrs. Cirar, Madden, Moore and Schmitt meet the applicable independence requirements under the Sarbanes-Oxley Act of 2002, the rules of NASDAQ (including the new enhanced independence requirements for compensation committee members) and the rules and regulations of the SEC. In addition, each of Messrs. Madden, Moore and Schmitt is an “outside director,” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (Mr. Cirar abstains from any vote on incentive compensation awards that are subject to Code Section 162(m)), and each of Messrs. Cirar, Madden, Moore and Schmitt is a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act.

The compensation committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com. The compensation committee met four times during 2016.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Messrs. Gehl, Moore, Schmitt and Soderstrom. Mr. Moore serves as the chairman. The purpose of our nominating and corporate governance committee is to: (a) identify individuals qualified to become board members, consistent with criteria approved by the board of directors; (b) recommend to the board of directors nominees for the board of directors; (c) recommend to the board of directors nominees for each committee of the board of directors; (d) recommend to the board of directors and review annually the Corporate Governance Guidelines and the Code of Business Conduct and Ethics; (e) review annually the independence qualifications of the board members and nominees; and (f) review potential conflicts of interest and violations of the Code of Business Conduct and Ethics. Our board of directors has determined that Messrs. Gehl, Moore, Schmitt and Soderstrom meet the applicable independence requirements under the Sarbanes-Oxley Act of 2002, the rules of NASDAQ and the rules and regulations of the SEC.

The nominating and corporate governance committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com. The nominating and corporate governance committee met three times during 2016.

Independence of Directors

The board of directors has determined that six of our seven current directors, Messrs. Cirar, Gehl, Madden, Moore, Schmitt and Soderstrom, are “independent directors” as defined in NASDAQ Listing Rule 5605 and as defined in applicable rules by the SEC. NASDAQ Listing Rule 5605 requires that a majority of our board of directors be composed of independent directors and that certain of our committees be composed solely of independent directors. Our independent directors hold meetings in executive session, at which only independent directors are present.

Board Leadership Structure

Our board of directors strongly endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the CEO. However, the board of directors does not believe that mandating a particular structure, such as a separate Chairman of the Board and CEO, is necessary to achieve effective oversight. The board of directors retains the right to exercise its judgment to combine or separate the roles of Chairman of the Board and CEO. Currently, the offices of Chairman of the Board and CEO are held by separate persons because the board of directors has determined that this structure aids in the oversight of management and is currently in the best interests of the Company and its stockholders.

Code of Business Conduct and Ethics

We have established a Code of Business Conduct and Ethics that applies to our officers, directors and employees, including our CEO and Chief Financial Officer. A copy of the Code of Business Conduct and Ethics is available on our website, www.freightcaramerica.com.

We intend to disclose on our website at www.freightcaramerica.com any amendments to or waivers from our Code of Business Conduct and Ethics applicable to any of our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Under the Code of Business Conduct and Ethics, the board of directors, its committees and the non-employee directors have the right at any time to retain independent outside financial, legal or other advisors as they deem necessary, without the necessity of consulting with or obtaining prior approval of any officer of the Company.

Anti-Corruption Policy

We have adopted an Anti-Corruption Policy in an effort to ensure that we comply with the U.S. Foreign Corrupt Practices Act and other anti-bribery laws. The Anti-Corruption Policy is applicable to us (including our U.S. and non-U.S. subsidiaries, affiliates and joint ventures) and to all of our personnel (including officers, directors, employees, agents, consultants and other representatives and intermediaries acting on our behalf).

Risk Oversight

In its governance role, and particularly in exercising its duty of care and diligence, our board of directors is responsible for monitoring and overseeing the Company’s approach to risk assessment and risk management. The board of directors has the ultimate responsibility in this area. The board of directors has delegated the responsibility for overseeing financial risks to the audit committee and compensation-related risks to the compensation committee. Where appropriate, the board of directors may delegate risk oversight responsibility in other specific areas to board committees.

The board of directors requires management to ensure that an appropriate approach to risk management is implemented as part of the day-to-day operations of the Company. The board of directors further requires that management design internal control systems with a view to identifying and managing the material risks in the following categories:

•	core business and strategy risks;

•	operational and commercial risks;

•	regulatory risks;

•	legal and contractual risks;

•	compensation-related risks; and

•	financial risks.

In fulfilling its responsibilities delegated by the board of directors as described above, on a periodic basis (but not less often than annually), the audit committee reviews and discusses with management and our internal audit function the Company’s significant financial risk exposures and establishes an annual review schedule, which includes periodic financial reviews, internal control assessments and reviews of specific risk areas. The audit committee receives periodic updates from management and our internal audit function as per the annual schedule and as necessary based on subsequent determinations. The audit committee reports its activities to the full board of directors on a regular basis and is responsible for making such recommendations with respect to the matters described above and other matters as the audit committee may deem necessary or appropriate. The audit committee believes that in addition to its own deliberations and assessment of potential risks, the advice and recommendations of its independent auditor provide important objective guidance in this area.

In fulfilling its responsibilities delegated by the board of directors as described above, on a periodic basis (but not less often than annually), the compensation committee reports its activities to the full board of directors on a regular basis and is responsible for making such recommendations with respect to the matters described above and other matters as the compensation committee may deem necessary or appropriate.

Director Nomination Process

The nominating and corporate governance committee of our board of directors considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the board of directors with respect to such candidates. The nominating and corporate governance committee considers all relevant qualifications of candidates for board membership, including factors such as industry knowledge and experience, international, public company, academic or regulatory experience, financial expertise, current employment and other board memberships, and whether the candidate will be independent under the listing standards of NASDAQ. In addition, although we do not have a formal policy regarding the consideration of diversity in identifying nominees for directors, as part of the nomination process the nominating and corporate governance committee considers diversity in professional background, experience, expertise, perspective, age, gender and ethnicity.

The nominating and corporate governance committee evaluates each individual in the context of the board of directors as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. The nominating and corporate governance committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s overall service to us during his or her term and any relationships and transactions that might impair such director’s independence.

The nominating and corporate governance committee did not pay any fees to a third party to assist in the process of identifying or evaluating potential director candidates in 2015 or 2016. In the future, we may pay a fee to a third party to identify or evaluate potential director candidates if the need arises.

Our by-laws provide that nominations for the election of directors at our annual meeting may be made by our board of directors or any stockholder entitled to vote for the election of directors generally who complies with the procedures set forth in the by-laws and who is a stockholder of record at the time notice is delivered to us. Any stockholder entitled to vote in the election of directors generally may nominate a person for election to the board of directors at our annual meeting only if timely notice of such stockholder’s intent to make such nomination has been given in writing to our Secretary at our offices at Two North Riverside Plaza, Suite 1300, Chicago, Illinois 60606. Any recommendations received from stockholders will be evaluated by the nominating and corporate governance committee in the same manner that potential director nominees suggested by board members, management or other parties are evaluated.

To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event less than 30 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Communications with Directors

Stockholders and third parties may communicate directly with our independent directors by writing to our independent directors at:

FreightCar America, Inc.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

Attention: Chairman of the Board of Directors

Communications are distributed to the independent directors, or to any individual directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the board of directors has requested that certain items that are unrelated to the duties and responsibilities of the board of directors be excluded from communications to the board of directors, such as product complaints, product inquiries, new product suggestions, résumés and other forms of job inquiries, surveys and business solicitations or advertisements.

Director Attendance at Meetings

Directors are encouraged to attend all annual and special meetings of our stockholders. During 2016, the board of directors held nine meetings. Each of our directors then serving attended at least 75% of the aggregate number of meetings of the board of directors and meetings of those committees on which he served during 2016. Six of our seven directors then serving attended the 2016 annual meeting of stockholders.

Director Compensation

For a discussion of director compensation, see the section of this proxy statement entitled “Director Compensation.”

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2016 (except as indicated below) by:

•	all persons known by us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors and director nominees;

•	each of the NEOs listed in the “Executive Compensation—Summary Compensation Table” section of this proxy statement; and

•	all of our directors, director nominees and executive officers as a group.

Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Approximate Percent of Class (1)
Boston Partners One Beacon Street 30th Floor Boston, Massachusetts 02108	1,221,984	(2)	9.87%
Royce & Associates, LP 745 Fifth Avenue New York, New York 10151	1,014,284	(3)	8.19%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	1,005,842	(4)	8.12%
BlackRock, Inc. 55 East 52nd Street New York, New York 10022	797,448	(5)	6.44%

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS:
James D. Cirar	21,399		*
William D. Gehl	23,537		*
Thomas A. Madden	21,015		*
Malcolm F. Moore	6,495		*
Andrew B. Schmitt	52,060		*
S. Carl Soderstrom, Jr.	17,034		*
Joseph E. McNeely	181,196		1.46%
Charles F. Avery, Jr.	31,959	(6)	*
Matthew S. Kohnke	9,500	(7)	*
Theodore W. Baun	73,891		*
Thomas P. McCarthy	68,790	(8)	*
Georgia L. Vlamis	4,093		*
All directors, director nominees and executive officers as a group (12 persons)	510,969		4.13%

* = less than 1%

[1]	“Beneficial ownership” means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of December 31, 2016 are deemed outstanding for computing the ownership percentage of the person holding such options or warrants, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 12,380,032 shares of our common stock outstanding as of December 31, 2016.

2	Based on the information in the Schedule 13G/A filed by Boston Partners with the SEC on February 10, 2017.
3	Based on the information in the Schedule 13G/A filed by Royce & Associates, LP with the SEC on January 9, 2017.
4	Based on information in the Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on February 9, 2017. The Schedule 13G discloses that Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, as amended, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries may possess voting or investment power over the shares and may be deemed to be the beneficial owner of the shares held by the Dimensional Funds.
5	Based on the information in the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 23, 2017.
6	Mr. Avery left as Vice President, Finance, Chief Financial Officer and Treasurer by mutual consent effective January 22, 2016. The figure shown represents the number of shares beneficially owned by Mr. Avery, based on SEC reports regarding his ownership of our common stock, as of the effective date of his resignation.
7	Mr. Kohnke was appointed as Vice President, Finance, Chief Financial Officer and Treasurer effective February 29, 2016.
8	Mr. McCarthy resigned as Senior Vice President, Human Resources effective March 22, 2016. The figure shown represents the number of shares beneficially owned by Mr. McCarthy, based on SEC reports regarding his ownership of our common stock, as of the effective date of his resignation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors and executive officers have complied, on a timely basis, with all Section 16(a) filing requirements for 2016, except that Joseph J. Maliekel, Vice President and Corporate Controller, filed a late Form 5 in March 2017 reporting the acquisition of an aggregate of 33 shares of our common stock pursuant to six dividend reinvestment transactions.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning each of our current executive officers, as of December 31, 2016:

Name	Age	Position(s)
Joseph E. McNeely	52	President, Chief Executive Officer and Director
Matthew S. Kohnke	46	Vice President, Finance, Chief Financial Officer and Treasurer
Theodore W. Baun	44	Chief Commercial Officer
Georgia L. Vlamis	56	Vice President, General Counsel and Corporate Secretary

Joseph E. McNeely, 52, was appointed as our Chief Executive Officer effective October 4, 2013, and has served as a director since that date. Mr. McNeely also serves as President of the Company, a position to which he was appointed on May 1, 2013. Mr. McNeely served as the Company’s Vice President, Finance, Chief Financial Officer and Treasurer from September 2010 until May 2013 and interim Vice President, Finance, Chief Financial Officer and Treasurer from January 22, 2016 until February 29, 2016. Prior to joining the Company, Mr. McNeely served as a Vice President, Sales and Marketing for Mitsui Rail Capital, LLC, a railcar leasing and services company. Previously, he held positions at GATX Corporation, including Vice President Finance for GATX Rail and Vice President Finance and IT for GATX Terminals Corporation. Prior to joining GATX, Mr. McNeely spent 12 years at Arthur Andersen LLP leading audit and various consulting engagements in the manufacturing and distribution industries. Mr. McNeely is a Certified Public Accountant.

Matthew S. Kohnke, 46, was appointed as our Vice President, Finance, Chief Financial Officer and Treasurer effective February 29, 2016. Mr. Kohnke has 25 years of experience in finance and accounting and joined the Company from Dorman Products, Inc., a publicly traded supplier of replacement parts and fasteners to the automotive aftermarket, where he served from 2002 to February 2016. Mr. Kohnke first served as Dorman’s Vice President and Corporate Controller and, in 2011, he assumed the position of Dorman’s Chief Financial Officer. Prior to joining Dorman, Mr. Kohnke spent 10 years in public accounting at Arthur Andersen LLP, including holding a leadership role in its Audit and Business Advisory practice.

Theodore W. Baun, 44, was appointed as our Chief Commercial Officer effective June 1, 2016. Mr. Baun first joined us in 1994 and has held roles of increasing responsibility in operations, marketing and sales. From 2003 to 2005, he was Director of Sales at Mitsui Rail Capital, LLC, a railcar leasing and services company, after which he returned to FreightCar America. Mr. Baun has been the leader of our sales team since November 2007. Mr. Baun served as the Company’s Senior Vice President, Marketing and Sales from September 2008 until May 2016.

Georgia L. Vlamis, 56, was appointed as our Vice President, General Counsel and Corporate Secretary effective December 1, 2015. Ms. Vlamis joined us from Motorola Solutions, Inc. (“Motorola”), a data communications and telecommunications equipment provider, where she served since October 2011 as Vice President and Head of Litigation and, in December 2013, assumed additional responsibilities for Antitrust, Regulatory & Product Safety. Earlier in her tenure, Ms. Vlamis served as Vice President and Lead Counsel for Motorola’s government and enterprise business sector (January 2008 – October 2011) and as Senior Counsel and Director for two of Motorola’s business units (June 1995 – January 2008). Prior to joining Motorola, Ms. Vlamis was a Partner with the law firm of Wildman, Harrold, Allen & Dixon and an Associate at Sidley & Austin in Chicago.

COMPENSATION DISCUSSION AND ANALYSIS

The following sections discuss the material factors involved in the Company’s decisions regarding the compensation of the Company’s NEOs during 2016. We made these compensation decisions in order to ensure continued optimal alignment of executive compensation and Company performance. The specific amounts paid or payable to the NEOs are disclosed in the tables and narrative in the section of this proxy statement entitled “Executive Compensation.” The following discussion cross-references those specific tabular and narrative disclosures where appropriate.

Executive Summary

FreightCar America’s NEO compensation program is designed to attract, motivate and retain the individuals we need to drive business success. We believe that our executives should act in the long-term interests of our stockholders. Therefore, we pay a significant portion of total compensation to our executives in the form of short-term incentive-based cash compensation and long-term performance-based equity compensation. Our compensation programs also are closely tied to performance, with incentive compensation varying in accordance with objectively determinable Company and individual performance measures.

With the assistance of our independent compensation consultant, the compensation committee took the following actions with respect to the base salary and annual and long-term incentive compensation programs for our NEOs:

•	Base compensation. The compensation committee made adjustments to the base salaries of Mr. Baun and Ms. Vlamis during 2016. No other NEOs had base salary adjustments during 2016. Future base salary adjustments for each NEO will be considered and approved by the compensation committee prior to the anniversary of the NEO’s most recent base salary increase, with any adjustments to become effective on such anniversary.

•	Annual incentive compensation. In 2016, the compensation committee re-approved the Company’s annual cash incentive program with no changes. Company net income, as adjusted, will continue to be the program’s financial metric, which comprises 80% of the total bonus award. Superior performance on the net income metric can result in a payment of up to 200% of target bonus on the net income metric portion of the total bonus. The individual performance metrics comprise 20% of the total bonus award. Superior performance on individual performance metrics can result in a payment of up to 125% of target bonus on the individual performance metric portion of the total bonus. None of our NEOs will be eligible for a bonus under the program unless a certain net income threshold level is achieved.

•	Long-term incentive compensation. In 2016, the compensation committee approved awards of performance shares and time-vested restricted stock for our NEOs under the Company’s 2005 Long Term Incentive Plan (the “LTIP”), the aggregate values of which were similar to the awards that the compensation committee approved for fiscal year 2015 when we redesigned our long-term incentive compensation program. The value of each award corresponded to the NEO’s annual bonus target and was comprised of performance shares and time-vested restricted stock, with each component having an equal grant date fair value. Performance shares will be earned and vest, if at all, on the third anniversary of the grant date based on the Company’s three-year cumulative basic earnings per share (“EPS”), provided that a minimum average return on investment capital (“ROIC”) goal, which is calculated quarterly over a three year period, is also met or exceeded. ROIC is calculated using the sum of operating income and other income which sum is multiplied by one minus the tax rate, all of which is divided by the sum of total stockholders’ equity and long-term debt. Restricted stock awards will vest in whole on the third anniversary of the grant date. With respect to the performance shares, the compensation committee set the following three-year cumulative EPS levels: at the threshold three-year cumulative EPS performance level, 50% of the target number of shares will be earned; at the target three-year cumulative EPS performance level, 100% of the target number of shares will be earned; and at the maximum three-year cumulative EPS performance level, 200% of the target number of shares will be earned.

The compensation committee also considered the approval, on an advisory basis, by the Company’s stockholders of the compensation of our NEOs with an affirmative vote of the holders of more than 96% of the shares voted as evidence that no further significant changes to the Company’s compensation structure were warranted.

The compensation committee believes that its actions were balanced in terms of containing costs, calibrating compensation with performance expectations and the degree of difficulty associated with achieving performance goals, and retaining and motivating our NEOs.

When designing our fiscal year 2016 NEO compensation program, the compensation committee considered the Company’s fiscal year 2016 budget and financial performance expectations with respect to the annual and long-term incentive plans to ensure a strong link between compensation and performance.

Compensation Committee’s Processes and Procedures for Consideration

General Authorities and Responsibilities

The compensation committee reviews the Compensation Discussion and Analysis section of our proxy statement and recommends to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement. The compensation committee issues an annual report on executive compensation for inclusion in our proxy statement and reports as necessary to the board of directors its plan for succession of the CEO and other senior executives in the event that any of such officers retires, is disabled or is otherwise unable to fulfill his or her duties.

The compensation committee, consulting with its independent compensation consultants, and with management as necessary, reviews and recommends for approval by the board of directors our general policies relating to senior management compensation and oversees the development and implementation of such compensation programs. The compensation committee, consulting with its independent compensation consultant and with management as necessary, reviews and approves, or recommends for ratification by the board of directors, senior management compensation, including, to the extent applicable, (a) salary, bonus and incentive compensation levels, (b) equity compensation, (c) employment agreements, severance arrangements and change in control agreements/provisions, in each case as, when and if appropriate, and (d) other forms of senior management compensation. The compensation committee meets without the presence of senior management when approving or deliberating on CEO compensation but may, in its discretion, invite the CEO to be present during the approval of, or deliberations with respect to, other senior management compensation.

The compensation committee, as a committee or together with the independent members of the board of directors, periodically reviews and approves corporate goals and objectives relevant to senior management compensation and evaluates the CEO’s performance in light of those goals and objectives. The compensation committee recommends for ratification by the board of directors the CEO’s compensation levels taking into account this evaluation. The compensation committee periodically reviews and makes recommendations to the board of directors with respect to director compensation for non-employee members of the board of directors and its committees. The compensation committee may consider the accounting and tax treatment to the Company and to senior management of each particular element of compensation.

Oversight of Compensation Plans

The compensation committee oversees, periodically reviews and makes recommendations to the board of directors with respect to stock incentive plans, stock purchase plans, bonus plans, deferred compensation plans and similar programs. The compensation committee has the power and authority under its charter to oversee these plans, establish guidelines, interpret plan documents, select participants, approve grants and awards and exercise discretion (as provided in its charter) as may be permitted or required under such plans. The compensation committee may also undertake such additional activities within the scope of its primary function as the board of directors or the compensation committee may from time to time determine or as may otherwise be required by law, the board of directors or our charter or by-laws.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee at any time has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee.

Compensation Consultant

The compensation committee has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors as it deems appropriate or necessary. The compensation committee has the authority to conduct or authorize investigations into any matter within its scope of responsibilities, and retain, at our expense, such independent counsel, compensation consultant or other consultants and advisors as it deems necessary. The compensation committee reviews and assesses at least annually the adequacy of the compensation committee charter and recommends any proposed changes to the board of directors for approval. The compensation committee also annually reviews its own performance.

During 2016, the compensation committee received independent compensation consulting advice from Korn Ferry Hay Group, Inc. (“Hay Group”), including advice on executive compensation levels and 2016 incentive plan design work relating to the NEOs and other individuals who report directly to the CEO. From time to time, Hay Group also provides specific consulting services in areas that include market surveys of executive compensation, external trends, compensation program design, and position-specific compensation information as necessary. During 2016, Hay Group performed ad hoc benchmarking services for the compensation committee and the Company. In addition, Aon Hewitt provides non-compensation related services to the Company, such as actuarial, pension plan valuation, filing and administrative activities.

The compensation committee has the sole authority to retain an independent compensation consultant to be used to assist in its evaluation of director and/or senior management compensation and has the sole authority to terminate the consultant and approve the consultant’s fees and other retention terms. The compensation committee has reviewed the independence of Hay Group in light of SEC rules and NASDAQ listing standards regarding compensation consultants and has concluded that Hay Group’s work for the compensation committee does not raise any conflict of interest.

Compensation Philosophy and Objectives

The compensation committee has adopted, and periodically reviews, an executive compensation philosophy statement. This statement sets forth the Company’s values and beliefs regarding the nature of its executive compensation strategy and programs. The purpose of our philosophy is twofold: to serve as a link between the interests of the Company’s stockholders and its compensation arrangements, and to serve as a framework for program design and assessment. The application of these values and beliefs reflects and takes into account a broad business context. Business judgment is brought to bear to determine the appropriate application of these values and beliefs in each circumstance. Moreover, the application of these values and beliefs solely in a mechanistic fashion is neither appropriate nor desirable. In periodically reviewing the executive compensation philosophy statement, the compensation committee will revise it as necessary to ensure that it is properly linked to the Company’s business strategies and to reflect changes to the Company’s business operations and goals as well as external market conditions.

Our compensation program is designed to attract, motivate and retain the highly talented individuals that FreightCar America needs to drive business success. The program reflects the following principles:

•	FreightCar America employees should act in the interests of FreightCar America stockholders. We believe that FreightCar America employees should act in the long-term interests of FreightCar America stockholders and the best way to encourage them to do so is through an equity stake in the Company. We pay a significant portion of total compensation to executives and certain other key employees in the form of restricted stock and performance shares. The Company’s goal is to have compensation programs that maintain alignment with stockholder interests by encouraging each employee to think and act like an owner of the business. Our industry is cyclical. Executives must manage this cycle by diversifying our product and service offerings, maintaining low costs and other measures.

•	Compensation should be related to performance. The Company’s compensation program endeavors to reinforce the Company’s business and financial objectives. Employee compensation will vary based on objectively determinable measures of Company performance. When the Company performs well based on financial measures, employees will receive greater incentive compensation. When the Company does not meet objectives, incentive awards will be reduced, potentially to zero. An employee’s individual compensation also will vary based on such person’s individual performance, contribution and overall value to the business. Employees demonstrating sustained high performance will be rewarded more than those in similar positions with lower performance.

•	Incentive compensation should be a greater part of total compensation for employees with more senior positions. The proportion of an individual’s total compensation that varies based on individual and Company performance objectives should increase as the individual’s business responsibilities increase.

•	Other goals. The Company’s compensation program is designed to balance short-term and long-term financial objectives. It also is designed to be competitive with a group of comparable companies. When the compensation committee determines compensation levels for executive officers, it reviews compensation survey data from independent sources in an attempt to ensure that our total compensation program is competitive and fair.

Elements of Executive Compensation

Total compensation for each NEO is comprised of base salary, annual cash incentive awards, long-term equity awards, retirement and post-employment benefits, including severance protection, and other benefits. The various elements of executive compensation reflect the following policies:

Element	Purpose
Base Salary	Base salary is comprised of periodic, fixed payments made to each NEO. Base salary is provided to each NEO in order to provide the NEO with a degree of financial certainty and to competitively compensate the NEO for rendering ongoing services to the Company. Competitive base salaries further the compensation program’s objectives by allowing the Company to attract and retain talented employees by providing a fixed portion of compensation on which employees can rely.

Annual Cash Incentive Awards	The primary purposes of the annual cash incentive program are to incentivize employees to achieve certain pre-determined business results over the fiscal year that are linked to stockholder value creation and to competitively reward employees for successfully achieving results. In addition to net income, the annual cash incentive program is designed to provide a link to individual performance goals and objectives.

Long-Term Incentive Awards	The primary purpose of the long-term incentive award program is to align employee and stockholder interests through equity instruments that incentivize employees to increase stockholder value, competitively reward employees for increasing stockholder value and achieving pre-determined business goals, and retain employees who are critical to stockholder value creation.

Retirement and Pension Benefits	In general, the tax-qualified 401(k) savings plans for personnel at the Company’s various locations (the “401(k) Plans”) and the FreightCar America, Inc. Pension Plan (the “Pension Plan”) are designed to provide executives (and other eligible salaried employees) with financial security after their employment has terminated. The Company does not maintain an excess pension plan or non-qualified deferred compensation plan. Therefore, the retirement plan benefits for our NEOs are no greater than those for other salaried employees.

Post-Employment Benefits	In the event of certain qualifying terminations of employment, termination benefits provide NEOs (and other certain employees) with additional financial security, which we believe is necessary to attract and retain talented executives. In addition, we provide NEOs (and certain other executives) with certain change in control benefits that we believe help minimize inherent conflicts of interest that may arise for executives in potential change in control transactions.

Determination of Elements of Compensation and Relationship to Other Components of Compensation

Base Salary

In general, the Company’s executive compensation philosophy is to provide base salaries at a level that allows the Company to attract and retain executives that have the ability and experience to manage the business, utilizing, in the aggregate, the median of a comparison group as a target for each specific executive officer position. Base salary may vary from the median in certain cases based on the executive officer’s skills and experience. For details about the Company’s process for establishing the comparison group median for executive officer positions, see the section of this proxy statement entitled “Determination of Compensation.” The objective is to reward executives with upside for superior performance through our annual and long-term incentive programs. The compensation committee considers base salary adjustments for each NEO annually prior to the anniversary of the NEO’s most recent base salary increase, with any adjustments to become effective on such anniversary.

The 2015 and 2016 base salaries of our NEOs are shown in the table below. The base salary amounts reflect those that were in effect on December 31 of the year presented.

NEO	2015 Base Salary	2016 Base Salary	% Change
Joseph E. McNeely	$400,000	$400,000	0%
Charles F. Avery, Jr.[1]	$300,000	—	N/A
Matthew S. Kohnke[2]	—	$270,000	N/A
Theodore W. Baun[3]	$300,000	$350,000	17%
Georgia Vlamis[4]	$250,000	$255,000	2%
Thomas P. McCarthy[5]	$252,000	—	N/A

[1]	Mr. Avery left as Vice President, Finance, Chief Financial Officer and Treasurer by mutual consent effective January 22, 2016.
[2]	Mr. Kohnke was appointed as Vice President, Finance, Chief Financial Officer and Treasurer effective February 29, 2016.
[3]	Mr. Baun was appointed as Chief Commercial Officer effective June 1, 2016. In connection with this promotion, his base salary was adjusted to $350,000 effective May 1, 2016.
[4]	Ms. Vlamis received a merit adjustment to her base salary on December 1, 2016.
[5]	Mr. McCarthy resigned as Vice President, Human Resources effective March 22, 2016.

The amount of each NEO’s base salary is the reference point for certain other elements of the NEO’s compensation. For example, the potential annual cash incentive and LTIP award for each NEO is based, in part, on the NEO’s base salary. In addition, base salary is one component of the formula for determining pension benefits under the Company’s Pension Plan. NEO cash severance benefits also are determined, in part, by base salary.

Annual Cash Incentive Awards

In 2016, the compensation committee re-approved the Company’s annual cash incentive program with no changes. The Company’s net income will continue to be the program’s financial metric, which comprises 80% of the total bonus award. Superior performance on the net income metric can result in a payment of up to 200% of target bonus on the net income metric portion of the total bonus. The individual performance metrics comprise 20% of the total bonus award. Superior performance on individual performance metrics can result in a payment of 125% of target bonus on the individual performance metric portion of the total bonus. However, participants are only eligible for a bonus if a certain net income level tied to our operating budget is achieved. Because the 2016 threshold net income level was not achieved, none of our NEOs were eligible for a bonus under the Company’s annual cash incentive program in 2016.

Annual incentive plan performance measures and goals are linked to the Company’s business plan and individual roles and responsibilities. Performance goals are recalibrated each year based on that year’s budget, business plan, goals and other relevant considerations. The target cash incentive award for each NEO is set forth in the table below. Annual cash incentive awards for NEOs are based on the Company’s net income as reported on its consolidated statements of operations and individual performance metrics, as follows.

NEO	Target Award (% of Base Salary)	Net Income (% of Target Award)	Individual Performance (% of Target Award)
Joseph E. McNeely	100%	80%	20%
Matthew S. Kohnke	50%	80%	20%
Charles F. Avery, Jr.[1]	50%	80%	20%
Theodore W. Baun	50%	80%	20%
Georgia L. Vlamis	40%	80%	20%
Thomas P. McCarthy[2]	40%	80%	20%

[1]	Mr. Avery left as Vice President, Finance, Chief Financial Officer and Treasurer by mutual consent effective January 22, 2016.
[2]	Mr. McCarthy resigned as Senior Vice President, Human Resources effective March 22, 2016.

Net Income Performance Metric. The 2016 threshold, target and maximum performance goals for net income are summarized in the following table along with the associated payout as a percentage of the participant’s target award. Payouts are interpolated for performance between threshold and target performance and target and maximum performance.

Metric		Threshold	Target	Maximum	Actual 2016
Net Income (80%)	Performance	$18,780,000	$23,480,000	$32,870,000	$12,324,000
	Performance (% of Target)	80%	100%	140%	52.5%
	Payout (% of Target)	50%	100%	200%	0%
Individual (20%)	Performance	Partially met	Met	Exceeded	See below
	Payout (% of Target)	0	100	125	See below

Individual Performance Metrics. Individual performance metrics and related performance goals represent specific personal objectives related to the NEO’s job responsibilities and ability to contribute to overall Company goals. The CEO develops such metrics and related performance goals for himself and for each of the other NEOs and submits them to the compensation committee for its consideration and approval. Specific targets are not identified below because the performance metrics had significant qualitative components and/or represented competitively sensitive information. The 2016 individual performance metrics for each NEO are summarized below.

	Mr. McNeely	Mr. Avery[1]	Mr. Kohnke	Mr. Baun	Mr. McCarthy[2]	Ms. Vlamis
Strategic initiatives support	X	X	X	X	X	X
Policy and process enhancement and design	X	X
Capacity expansion	X
Commercial objectives				X
International sales development				X
Third-party management			X			X
Budgetary controls			X			X
Organization and leadership development			X		X
Succession planning					X
Individual Performance Payout (% of Target)	N/A	N/A	N/A	N/A	N/A	N/A

[1]	Mr. Avery left as Vice President, Finance, Chief Financial Officer and Treasurer by mutual consent effective January 22, 2016.
[2]	Mr. McCarthy resigned as Senior Vice President, Human Resources effective March 22, 2016.

The following table sets forth the target award and the components thereof for each of our NEOs. Because participants are only eligible for a bonus if a certain net income level tied to our operating budget is achieved, and this requirement was not met, none of our NEOs were eligible for a bonus under the Company’s annual cash incentive program in 2016, including any potential individual incentive component.

NEO	Target Award	Net Income Target Award	Individual Target Award	Net Income Incentive Earned	Individual Incentive Earned	Total Annual Incentive Earned	Total Annual Incentive Earned (% of Target)
Joseph E. McNeely	$400,000	$320,000	$80,000	$0	N/A	$0	0%
Matthew S. Kohnke	$135,000	$108,000	$27,000	$0	N/A	$0	0%
Charles F. Avery, Jr.[1]	$150,000	$120,000	$30,000	$0	N/A	$0	0%
Theodore W. Baun	$166,667	$133,334	$33,333	$0	N/A	$0	0%
Georgia L. Vlamis	$100,166	$80,133	$20,033	$0	N/A	$0	0%
Thomas P. McCarthy[2]	$100,800	$80,640	$20,160	$0	N/A	$0	0%

[1]	Mr. Avery left as Vice President, Finance, Chief Financial Officer and Treasurer by mutual consent effective January 22, 2016.
[2]	Mr. McCarthy resigned as Senior Vice President, Human Resources effective March 22, 2016.

Long-Term Incentive Awards

In January 2016, the compensation committee approved awards of performance shares and time-vested restricted stock for our NEOs. The value of each award corresponded to the NEO’s annual bonus target and was comprised of performance shares and time-vested restricted stock, with each component having an equal grant date fair value. Performance shares will be earned and vest, if at all, on the third anniversary of the grant date based on the Company’s three-year cumulative EPS, provided that a minimum three-year average ROIC goal is also met or exceeded. Restricted stock awards will vest in whole on the third anniversary of the grant date. In connection with being hired by the company, each of Mr. Kohnke and Ms. Vlamis was granted a restricted stock award that equally vests over three years on an annual basis. With respect to the performance shares, the compensation committee set the following three-year cumulative EPS levels: at the threshold three-year cumulative EPS performance level, 50% of the target number of shares will be earned; at the target three-year cumulative EPS performance level, 100% of the target number of shares will be earned; and at the maximum three-year cumulative EPS performance level, 200% of the target number of shares will be earned.

NEO	Performance Shares (50%)			Restricted Stock (50%)	Target Grant Date Fair Value
	Threshold	Target	Maximum
Joseph E. McNeely	5,676	11,351	22,702	11,351	$400,010
Matthew S. Kohnke[1]	—	—	—	2,000	$30,050
Charles F. Avery, Jr.[2]	2,129	4,257	8,514	4,257	$150,016
Theodore W. Baun	2,554	5,108	10,216	5,108	$180,006
Georgia L. Vlamis	1,419	2,838	5,676	2,838	$100,012
Thomas P. McCarthy[3]	1,430	2,860	5,720	2,860	$100,786

[1]	Mr. Kohnke was appointed Vice President, Finance, Chief Financial Officer and Treasurer effective February 29, 2016.
[2]	Mr. Avery left as Vice President, Finance, Chief Financial Officer and Treasurer by mutual consent effective January 22, 2016.
[3]	Mr. McCarthy resigned as Senior Vice President, Human Resources effective March 22, 2016.

The performance shares are designed to motivate executive leadership to increase EPS while maintaining a baseline level of ROIC. In addition, the awards increase the proportion of each NEO’s total compensation that is tied to performance, thereby further aligning the interests of the executive team with stockholder interests.

The Company maintains the LTIP, which has been approved by the Company’s stockholders and amended from time to time. Under the LTIP, the Company may grant to NEOs and other eligible employees cash incentive awards, stock options, share appreciation rights, restricted stock, restricted stock units, performance shares, performance units, dividend equivalents and other share-based awards. At the Company’s 2013 annual meeting of stockholders, our stockholders approved an amendment to the LTIP that, among other things, increased the number of shares authorized for issuance under the LTIP from 1,659,616 to 2,459,616.

It is the policy of the compensation committee not to time the award of equity-based compensation to coincide with the release of favorable or unfavorable material non-public information about the Company in the future.

Retirement and Pension Benefits

The Company provides contributions to participants in the 401(k) Plans ranging from 4% to 6% of eligible compensation. These contributions and any earnings thereon generally are held and invested under the plans until paid to participants upon termination of their employment. The Pension Plan benefits are calculated using formulas set forth in the section of this proxy statement entitled “Pension Benefits” and generally start when a participant reaches retirement age.

The Company maintains the Pension Plan, a tax-qualified defined benefit pension plan, for the benefit of its eligible salaried employees. The Pension Plan is a tax-qualified defined benefit pension plan. Mr. Baun is the only NEO who participates in the Pension Plan and his accrued benefits under the Pension Plan were frozen at December 31, 2009.

The Company does not make available a non-qualified deferred compensation plan for its NEOs or other employees.

Post-Employment Benefits

Employment Agreements and Other Arrangements for NEOs. The termination and change in control benefits for Messrs. Baun and McNeely are set forth in the Company’s Executive Severance Plan adopted in 2009, the LTIP (and the associated award agreements) and, with respect to Mr. McNeely, in his employment agreement. The amounts of the termination and change in control benefits for all the NEOs are described below in the “Executive Compensation – Potential Payments upon Termination or Change in Control” section of this proxy statement. We have set termination and change in control benefits at levels that we believe fall within the range of competitive market practices, as follows:

Joseph E. McNeely. In connection with Mr. McNeely’s appointment as CEO, the Company and Mr. McNeely entered into a letter agreement dated and effective October 4, 2013 (the “McNeely Agreement”). The McNeely Agreement does not provide for a specified term. It provides for an initial base salary of $400,000 per year and target and maximum annual bonus opportunities of 100% and 200% of his base salary, respectively. Mr. McNeely is entitled to participate in all management incentive plans and to receive all benefits under any employee benefit plan made available to executive employees.

In addition, Mr. McNeely is a participant in the Company’s Executive Severance Plan, which sets forth his benefits upon termination of employment or a change in control, as modified by the McNeely Agreement. Under the McNeely Agreement, upon a termination of his employment for any reason, he will be entitled to (i) his accrued salary and accrued and unused vacation through the date of termination, (ii) his prior fiscal year bonus, to the extent earned and unpaid, and (iii) any accrued and vested benefits and unreimbursed expenses incurred and unpaid on the date of termination. In addition, under the McNeely Agreement, upon involuntary termination without Cause or termination for Good Reason (each as defined below), Mr. McNeely would be entitled to (i) a continuation of base salary and certain health benefits (a) for a period of 12 months following an involuntary termination without Cause or (b) for a period of 24 months in the event his termination occurs for Good Reason (regardless of the timing) or a termination without Cause that occurs within 24 months following a Change in Control (as defined below) and (ii) (a) an amount equal to the average of the annual bonuses paid to him for the last two full years in connection with a termination without Cause or (b) two times an amount equal to the average of the annual bonuses paid to him for the last two full years in connection with a termination for Good Reason (regardless of timing) or a termination without Cause that occurs within 24 months following a Change in Control.

Under the terms of the LTIP and Mr. McNeely’s stock option agreements, all unvested stock options would become fully vested upon a Change in Control. As of December 31, 2016, this benefit would not provide any value to Mr. McNeely. Under the terms of the LTIP and Mr. McNeely’s restricted stock and performance share agreements, upon a Qualifying Termination (as defined below), all unvested restricted stock would become fully vested and the performance shares would become vested at the target level. Under the terms of the LTIP, all of Mr. McNeely’s unvested stock options, restricted stock and performance shares would fully vest upon the participant’s death. For purposes of the LTIP, a “Qualifying Termination” means Mr. McNeely’s termination of employment due to death, disability, Good Reason or without Cause that occurs within 24 months of the consummation of a Change in Control. Notwithstanding the foregoing, if a third-party successor following a Change in Control does not assume or replace the obligations under the outstanding equity awards, then all outstanding awards will fully and immediately vest.

As a participant in the Company’s Executive Severance Plan, Mr. McNeely has agreed to keep confidential certain information and agreed to certain non-solicitation, non-competition and non-disparagement restrictions that apply for one year following termination of employment.

The Company’s Executive Severance Plan generally defines “Cause” as the executive’s: (i) willful and continued failure substantially to perform his material duties; (ii) commission of any activities constituting a material violation or material breach of any federal, state or foreign law; (iii) fraud, breach of fiduciary duty, dishonesty, misappropriation or other act or omission that causes material damage to the Company’s property or business; (iv) admission or conviction of any crime that affects the Company’s reputation or the executive’s ability to carry out the obligations of his or her employment; (v) failure to reasonably cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding; or (vi) act or omission in violation or disregard of the Company’s policies that may cause significant loss, damage or injury to the property, reputation or employees of the Company.

The Company’s Executive Severance Plan defines “Good Reason” as any of the following: (a) a Change in Control pursuant to which the buyer does not employ the executive on terms substantially comparable in the aggregate to the terms on which the he is currently employed; or (b) the Company (i) permanently and materially diminishes the executive’s authority, duties or responsibilities, (ii) materially reduces the executive’s overall compensation, (iii) requires the executive to relocate to a location not within 50 miles of the Company’s principal business office in the Chicago, Illinois metropolitan area or (iv) materially breaches the terms of the Company’s Executive Severance Plan.

Under the Company’s Executive Severance Plan, a “Change in Control” will occur if: (a) any person becomes the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (b) the Company’s shareholders approve a merger or consolidation of the Company with any other corporation and such shareholder approval results in the consummation of such merger or consolidation, other than a merger or consolidation that results in the Company’s shareholders continuing to own at least 60% of the combined voting power of the Company or other surviving entity or that is effected to implement a recapitalization of the Company in which no person acquires more than 50% of the Company; or (c) the Company’s shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets that results in the consummation of such liquidation, sale or disposition.

Matthew S. Kohnke. Mr. Kohnke was appointed Vice President, Finance, Chief Financial Officer and Treasurer effective February 29, 2016 pursuant to a letter agreement (the “Kohnke Agreement”). The Kohnke Agreement does not provide for a specified term. It provides for an initial base salary of $270,000 per year, a target bonus opportunity of 50% of his base salary and a sign-on award of 2,000 shares of restricted stock. Mr. Kohnke is entitled to participate in all management incentive plans and to receive all benefits under any employee benefit plan made available to executive employees. Mr. Kohnke is not a participant in the Company’s Executive Severance Plan, but would be eligible for 13 weeks of pay if his employment was terminated by the Company without cause. Additionally, the Kohnke Agreement provides for relocation assistance to him that is further discussed in subfootnote c to the “All Other Compensation for 2016” table, which is presented in footnote 6 in the section of this proxy statement entitled “Executive Compensation—Summary Compensation Table.”

Mr. Kohnke’s outstanding equity awards would be subject to accelerated vesting in a substantially similar manner as Mr. McNeely’s outstanding equity awards that are described above.

Mr. Kohnke has agreed to keep confidential certain information and to certain non-solicitation, non-competition and non-disparagement restrictions that apply for one year following the termination of his employment.

Theodore W. Baun. Mr. Baun was appointed Chief Commercial Officer effective June 1, 2016 pursuant to a letter agreement dated May 25, 2016 (the “Baun Agreement”). The Baun Agreement does not provide for a specified term. The Baun Agreement increased his base salary to $350,000 (from $300,000) effective May 1, 2016, in connection with his promotion from Senior Vice President, Marketing and Sales to Chief Commercial Officer. Mr. Baun’s base salary is subject to annual review by the compensation committee. Additionally, the Baun Agreement provides target bonus opportunity of 50% of his base salary and the opportunity to participate in all management incentive plans and to receive all benefits under any employee benefit plan made available to executive employees.

Mr. Baun became a participant in the Company’s Executive Severance Plan effective September 1, 2009. Under this plan, upon involuntary termination of employment without Cause or resignation for Good Reason, Mr. Baun would be entitled to the following benefits for a period of 12 months following such termination of employment (i) continuation of base salary and certain health benefits and (ii) an amount equal to the average of the annual bonuses paid to him for the last two full years.

Mr. Baun’s outstanding equity awards would be subject to accelerated vesting in a substantially similar manner as Mr. McNeely’s outstanding equity awards that are described above.

As a participant in the Company’s Executive Severance Plan, Mr. Baun has agreed to keep confidential certain information and to certain non-solicitation, non-competition and non-disparagement restrictions that apply for one year following the termination of his employment.

Georgia L. Vlamis. Ms. Vlamis was appointed Vice President, General Counsel and Corporate Secretary effective December 1, 2015 pursuant to a letter agreement (the “Vlamis Agreement”). The Vlamis Agreement does not provide for a specified term. It provides for an initial base salary of $250,000 per year (which was increased to $255,000 effective December 1, 2016), a target bonus opportunity of 40% of her base salary and a sign-on award of 1,400 shares of restricted stock. Ms. Vlamis is entitled to participate in all management incentive plans and to receive all benefits under any employee benefit plan made available to executive employees. Ms. Vlamis is not a participant in the Company’s Executive Severance Plan, but would be eligible for up to 13 weeks of pay if her employment was terminated by the Company without cause.

Ms. Vlamis’ outstanding equity awards would be subject to accelerated vesting in a substantially similar manner as Mr. McNeely’s outstanding equity awards that are described above.

Ms. Vlamis has agreed to keep confidential certain information and to certain non-solicitation, non-competition and non-disparagement restrictions that apply for one year following the termination of her employment.

Charles F. Avery, Jr. Mr. Avery left as Vice President, Finance, Chief Financial Officer and Treasurer by mutual consent effective January 22, 2016. Pursuant to the terms of the Separation Agreement and

General Release dated February 12, 2016 between Mr. Avery and the Company and consistent with the terms of the Company’s Executive Severance Plan effective January 22, 2016, Mr. Avery received (i) continuation of base salary for a period of 12 months, (ii) an amount equal to the average of the annual bonuses paid to him for the last two full years and (iii) continuation of medical benefits for a period of 12 months. As a participant in the Company’s Executive Severance Plan, Mr. Avery agreed to keep confidential certain information and to certain non-solicitation, non-competition and non-disparagement restrictions that apply for one year following termination of his employment. All of Mr. Avery’s unvested equity awards were forfeited on January 22, 2016.

Thomas P. McCarthy. Mr. McCarthy resigned as Senior Vice President, Human Resources effective March 22, 2016. Pursuant to the terms of Mr. McCarthy’s Separation Agreement and General Release dated March 25, 2016 (the “McCarthy Separation Agreement”), Mr. McCarthy received a continuation of base salary and medical benefits through December 31, 2016. Pursuant to the terms of the McCarthy Separation Agreement, Mr. McCarthy has agreed to keep confidential certain information and to certain non-solicitation, non-competition and non-disparagement restrictions that apply for one year following the termination of his employment. All of Mr. McCarthy’s unvested equity awards were forfeited on March 22, 2016.

Stock Ownership Guidelines

The board of directors has requested that the Company’s NEOs, certain other senior management employees and non-executive directors meet minimum stock ownership requirements that are consistent with industry standards. Accordingly, each corporate officer and non-executive director is required to maintain Company stock holdings at least equal to the aggregate number of shares (including options or shares granted but not vested) that the Company has awarded to such corporate officer or non-executive director during the three-year period ending on any given date of determination. The officer or director may reduce the amount of stock holdings by the number of shares that the officer or director has applied directly to the payments of taxes on such awards.

In 2016, the stock ownership of each of our NEOs exceeded the Company’s minimum stock ownership requirements. Company stock holdings that count towards meeting ownership requirements include: (a) shares owned outright or in trust; and (b) stock options, restricted stock or restricted stock units, including options, shares or units that have been granted but are unvested. A covered individual promoted into a position with ownership requirements will have three years from date of promotion to meet the applicable ownership requirements. Non-employee directors also will have three years to satisfy the requirements. Each year, the compensation committee reviews each covered officer’s compliance with the ownership requirements, and the nominating and corporate governance committee reviews each non-employee director’s compliance with the ownership requirements.

Clawback Policy

In 2012, the compensation committee adopted a recoupment or “clawback” policy for annual cash incentive awards, long-term incentive awards (including stock options and restricted stock) and any other incentive awards paid to executive officers. The policy provides that in the event of a restatement of financial results, the Company will seek to recoup the incremental portion of awards paid to current or former executive officers during the three fiscal years immediately preceding the date of the restatement that are in excess of incentive compensation that would have been paid based on the restated financial results. The policy also provides that the compensation committee may in its discretion seek to recoup amounts of excess incentive compensation paid to any recipient of incentive compensation in the event of misconduct by such person, including fraud or other conduct that would lead to a “for cause” termination of employment.

Anti-Hedging and Anti-Pledging of Company Stock Policy

The Company’s Insider Trading Policy prohibits directors, NEOs and other officers who are subject to Section 16 of the Exchange Act (collectively, “Insiders”) from engaging in short sales of Company securities, or buying or selling put options, call options or other derivatives of Company securities.

The Insider Trading Policy prohibits Insiders from holding Company securities in a margin account or pledging Company securities as collateral for a loan, unless, in the case of a non-margin loan, an Insider can clearly demonstrate his or her financial ability to repay the loan without resorting to the pledged securities and secures the prior written approval of the Company’s General Counsel, which approval may be conditioned as deemed advisable by the General Counsel.

Tax Treatment and Accounting

Code Section 162(m) limits the deductibility for federal income tax purposes of certain compensation paid in any year by a publicly held corporation to its chief executive officer and its three other highest compensated officers other than its chief financial officer to $1 million per executive (the “$1 million cap”). The $1 million cap does not apply to “performance-based” compensation as defined under Code Section 162(m). Awards made under the LTIP may qualify as “performance-based” compensation for purposes of Code Section 162(m). The compensation committee will review and approve or recommend to the board of directors awards based on a number of factors, including preserving related federal income tax deductions, although the compensation committee retains the discretion to approve awards that do not qualify as “performance-based” compensation. For example, the compensation committee may decide to award restricted stock and other awards without performance conditions.

The compensation committee also considers the accounting treatment and tax impact of its cash and equity compensation awards and agreements.

Determination of Compensation

In 2015, the compensation committee considered comparative market data in evaluating and setting compensation for executive officer positions. The compensation committee used market data from Hay Group (the compensation committee’s independent compensation consultant) provided in Hay Group’s 2014 Industrials Survey Data, which was a survey performed in October 2014. In 2016, the compensation committee engaged Hay Group to review and benchmark the compensation of the Chief Financial Officer and two non-executive officer positions.

In general, the Company’s objective is to provide base compensation that will attract and retain executives with the ability and experience required to manage the business with the market median as a target (in the aggregate for the NEOs based on survey data), and annual and long-term incentive compensation at the market median (based on survey data), with upside for superior performance. In 2016, NEO total compensation generally was at or below the market median.

Fiscal Year 2017 Compensation Decisions

The compensation committee has made several decisions relating to fiscal year 2017 compensation, as summarized below:

•	Base compensation. During 2017 and beyond, base salary adjustments for each NEO will be considered and approved by the compensation committee prior to the anniversary of the NEOs most recent base salary increase, with any adjustments to become effective on such anniversary.

•	2017 annual incentive compensation. The compensation committee recommended to our full board that the Company’s annual cash incentive program be re-approved with no material changes. Company net income, as adjusted, will continue to be the program’s financial metric, which comprises 80% of the total bonus award. Superior performance on the net income metric can result in a payment of up to 200% of target bonus on the net income metric portion of the total bonus. The individual performance metrics comprise 20% of the total bonus award. Superior performance on individual performance metrics can result in a payment of up to 125% of target bonus on the individual performance metric portion of the total bonus. None of our NEOs will be eligible for a bonus under the program unless a certain net income threshold level is achieved.

•	Long-term incentive compensation. The compensation committee made long-term incentive awards in the form of 50% performance shares and 50% restricted stock that have both performance and time-based vesting components, with an aggregate fair value equal to a percentage of each current NEO’s base salary as follows: 100% for Mr. McNeely, 50% for Mr. Baun, 50% for Mr. Kohnke and 40% for Ms. Vlamis.

Consideration of Stockholder Advisory Vote on Executive Compensation

The Company’s stockholders were asked to vote, at the annual meeting of stockholders held on May 12, 2016, on a proposal to approve on an advisory basis the compensation of our 2015 NEOs. A substantial majority (over 96%) of the votes cast on that proposal were voted in favor of the proposal. The compensation committee considered the stockholders’ vote in connection with the design of the Company’s compensation programs and the discharge of its responsibilities generally and did not implement changes to our executive compensation program as a direct result of the stockholders’ advisory vote.

Compensation Risk Analysis

The compensation committee, pursuant to its charter and with the assistance of its independent compensation consultant, reviews our employee compensation programs as they relate to risk management and risk-taking incentives. In 2016, the Company conducted a comprehensive risk assessment of all of our compensation programs with assistance from our outside legal counsel. This assessment affirmed that the Company does not utilize compensation policies or practices that are reasonably likely to have a material adverse effect on the Company.

Our incentive compensation programs generally reward a mix of different performance measures, some of which are financial performance measures. We believe that this mix of performance criteria mitigates any incentive to seek to maximize short-term performance at the expense of long-term performance or to maximize performance under one measure to the detriment of performance under another measure.

Our senior management is subject to stock ownership guidelines, which we believe incentivize our senior management to consider the Company’s and our stockholders’ long-term interests. Additionally, these guidelines discourage excessive risk-taking that could negatively impact our stock price. Our incentive compensation programs are designed with payout curves that are relatively smooth and do not contain steep payout “cliffs” that might encourage short-term business decisions in order to meet a payout threshold.

In 2012, the compensation committee adopted a recoupment or “clawback” policy for annual cash incentive awards, long-term incentive awards (including stock options and restricted stock) and any other incentive awards paid to executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding 2016 compensation for each of the Company’s NEOs. Pursuant to SEC rules, information regarding each of 2015 and 2014 compensation is presented for each executive who was also an NEO in such year unless such NEO’s total compensation for such year did not exceed $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary[1] ($)	Bonus ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value[5] ($)	All Other Compensation[6] ($)	Total ($)
Joseph E. McNeely President and Chief Executive Officer	2016 2015 2014	400,000 400,000 400,000	— — —	400,010 399,990 —	— — 367,665	— 556,960 377,000	— — —	15,600 15,600 15,400	815,610 1,372,550 1,160,065
Matthew S. Kohnke Vice President, Finance, Chief Financial Officer and Treasurer [7]	2016	226,038	—	30,050	—	—	—	114,151	370,239
Charles F. Avery, Jr. Former Vice President, Finance, Chief Financial Officer and Treasurer [8]	2016 2015 2014	25,000 300,000 300,000	— — —	150,016 149,996 —	— — 183,833	— 205,260 135,000	— — —	506,509 15,907 13,000	681,525 671,163 631,833
Theodore W. Baun Chief Commercial Officer	2016 2015 2014	333,334 294,261 280,550	— — —	180,006 168,590 —	— — 168,779	— 226,934 140,500	28,475 — 64,339	15,600 15,600 15,400	557,415 705,385 669,568
Georgia L. Vlamis Vice President, General Counsel and Corporate Secretary	2016	250,416	—	100,012	—	—	—	12,083	362,511
Thomas P. McCarthy Former Senior Vice President, Human Resources [9]	2016 2015 2014	74,791 252,000 252,000	— — —	100,786 126,000 —	— — 154,304	— 183,002 119,700	— — —	221,471 15,600 15,250	397,048 576,602 541,254

[1]	Amounts disclosed in the Salary column represent base salary earned by the NEO during the respective year and include amounts deferred at the officer’s election.
[2]	Amounts disclosed in the Stock Awards column relate to grants of restricted stock and performance shares made under the LTIP. With respect to each restricted stock and performance share grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with ASC Topic 718. Grant date fair value of each restricted stock award was determined by multiplying the number of restricted shares granted by the average of the high and low stock trading prices for the Company’s common stock as reported by the NASDAQ Global Market on the grant date. The grant date fair value of each performance share award was calculated based on the probable outcome of the performance conditions on the grant date and is consistent with our estimate of the aggregate compensation cost to be recognized over the service period. For this purpose, the probable outcome was assumed to be at the target level. The fair value of the performance share awards on the grant date was as follows:

Name	At Target ($)	At Maximum ($)
Mr. McNeely	200,005	400,010
Mr. Kohnke	—	—
Mr. Avery	75,008	150,016
Mr. Baun	90,003	180,006
Ms. Vlamis	50,006	100,012
Mr. McCarthy	50,393	100,786

Mr. Avery left as Vice President, Finance, Chief Financial Officer and Treasurer by mutual consent effective January 22, 2016 and, therefore, he forfeited the restricted stock and performance share awards granted during 2016. Mr. McCarthy resigned as Senior Vice President, Human Resources effective March 22, 2016, and therefore, he forfeited the restricted stock and performance share awards granted during 2016.

[3]	Amounts disclosed in the Option Awards column relate to grants of stock options made under the LTIP. With respect to each stock option grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with ASC Topic 718. Grant date fair value was determined using a generally accepted option valuation methodology referred to as the Black-Scholes option pricing model. The assumptions used in calculating the grant date fair value of each stock option award are disclosed in the notes to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
[4]	Amounts disclosed in the Non-Equity Incentive Plan Compensation column represent amounts earned under the Company’s annual cash incentive program. None of the Company’s NEOs earned a cash incentive payment for 2016.
[5]	Amounts disclosed in the Change in Pension Value column represent the actuarial increase in the present value of the NEO’s benefits under the Pension Plan, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Messrs. McNeely, Kohnke, Avery and McCarthy and Ms. Vlamis are not participants in the Pension Plan. The Pension Plan is described in greater detail in the section of this proxy statement entitled “Executive Compensation—Pension Benefits at December 31, 2016.” The Company does not maintain a non-qualified deferred compensation plan or a supplemental pension plan.
[6]	See the following table for details regarding amounts disclosed in the All Other Compensation column for 2016.

All Other Compensation for 2016

Name	401(k) Company Matching Contribution[a] ($)	Accrued Vacation Payment[b] ($)	Relocation Assistance[c] ($)	Severance		Total All Other Compensation ($)
Mr. McNeely	15,600	—	—	—		15,600
Mr. Kohnke	13,562	—	100,589	—		114,151
Mr. Avery	2,885	23,076	—	480,548	[d]	506,509
Mr. Baun	15,600	—	—	—		15,600
Ms. Vlamis	12,083	—	—	—		12,083
Mr. McCarthy	15,775	19,384	—	186,312	[e]	221,471

a.	Represents amount contributed by the Company on behalf of the NEOs to the 401(k) plan for employees at the Company’s Johnstown, Pennsylvania and Chicago, Illinois locations.
b.	Represents accrued but unpaid vacation paid upon termination of employment.
c.	In connection with Mr. Kohnke’s appointment as Vice President, Finance, Chief Financial Officer and Treasurer, the Company agreed to provide him with relocation assistance to support his move from New Jersey to Illinois, which includes gross up payments to Mr. Kohnke to true up some of the federal income tax consequences to him with respect to this relocation payment. If Mr. Kohnke were to terminate his employment with the Company voluntarily within two years of his start date, he would be required to reimburse the Company for the full cost of any relocation assistance provided to him.
d.	Represents severance and guaranteed bonus amounts and continued healthcare benefits owed or paid to Mr. Avery in connection with the termination of his employment, none of which remains to be paid as of March 31, 2017.
e.	Represents severance payments and continued healthcare benefits owed or paid to Mr. McCarthy in connection with the termination of his employment.

[7]	Mr. Kohnke was appointed Vice President, Finance, Chief Financial Officer and Treasurer effective February 29, 2016.
[8]	Mr. Avery left as Vice President, Finance, Chief Financial Officer and Treasurer by mutual consent effective January 22, 2016. See footnote 2 for a discussion of the stock awards forfeited in connection with this departure.
[9]	Mr. McCarthy resigned as Senior Vice President, Human Resources effective March 22, 2016. See footnote 2 for a discussion of the stock awards forfeited in connection with this resignation.

Supplemental Narrative to Summary Compensation Table

A substantial portion of the total compensation reported in the Summary Compensation Table above is paid to the NEOs pursuant to the terms of their employment agreements or other compensation plans maintained by the Company. See the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation.”

Grants of Plan-Based Awards for the Year Ended December 31, 2016

Name	Grant Date	Estimated future payouts under non-equity incentive plan awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares or Units of Stock[3] (#)	Grant Date Fair Value of Stock Awards[4] ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph E. McNeely	1/1/16 1/13/16	160,000 —	400,000 —	722,000 —	— 5,676	— 11,351	— 22,702	— 11,351	— 400,010
Matthew S. Kohnke	2/29/16 2/29/16	54,000 —	135,000 —	243,675 —	— —	— —	— —	— 2,000	— 30,050
Charles F. Avery, Jr.	1/1/16 1/13/16	60,000 —	150,000 —	270,750 —	— 2,129	— 4,257	— 8,514	— 4,257	— 150,016
Theodore W. Baun	1/1/16 1/13/16	66,667 —	166,667 —	300,834 —	— 2,554	— 5,108	— 10,216	— 5,108	— 180,006
Georgia L. Vlamis	1/1/16 1/13/16	40,067 —	100,166 —	180,800 —	— 1,419	— 2,838	— 5,676	— 2,838	— 100,012
Thomas P. McCarthy	1/1/16 1/13/16	40,320 —	100,800 —	181,944 —	— 1,430	— 2,860	— 5,720	— 2,860	— 100,786

[1]	No NEO earned a payout under the Company’s annual cash incentive program for 2016.
[2]	Represents grant-date “fair value” of performance share awards computed in accordance with ASC Topic 718.
[3]	Represents restricted stock awards made under the LTIP.

[4]	Represents grant-date “fair value” of restricted stock and performance share awards computed in accordance with ASC Topic 718. Assumptions underlying the valuations are set out in footnotes 2 and 3 to the Summary Compensation Table above. Mr. Avery left as Vice President, Finance, Chief Financial Officer and Treasurer by mutual consent effective January 22, 2016 and, therefore forfeited the restricted stock or performance share awards granted during 2016. Mr. McCarthy resigned as Senior Vice President, Human Resources effective March 22, 2016 and, therefore, he forfeited the restricted stock and performance share awards granted during 2016.

Supplemental Narrative to Grants of Plan-Based Awards Table

Stock Awards are made by the compensation committee under the LTIP. See the section of this proxy statement entitled “Compensation Discussion and Analysis—Long-Term Incentive Awards.”

Outstanding Equity Awards at 2016 Fiscal Year End

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)[3]	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)[2]
Joseph E. McNeely	— — 12,600 16,900 8,500 1,660 75,000 21,166	— — — — — — — 10,584	[4]	— — 29.88 23.40 24.56 20.39 20.39 25.55	— — 1/13/2021 1/12/2022 1/18/2023 5/1/2023 10/4/2023 1/15/2024	8,368 11,351 — — — — — —	[5] [6]	124,934 169,470 — — — — — —	4,184 5,676 — — — — — —	62,467 84,743 — — — — — —
Matthew S. Kohnke	—	—		—	—	2,000	[7]	29,860	—	—
Charles F. Avery, Jr.[9]	—	—		—	—	—		—	—	—
Theodore W. Baun	— — 1,650 1,000 7,250 10,600 16,400 8,300 9,716	— — — — — — — — 4,859	[4]	— — 30.47 17.84 20.69 29.88 23.40 24.56 25.55	— — 1/13/2018 5/12/2019 2/23/2020 1/13/2021 1/12/2022 1/18/2023 1/15/2024	3,527 5,108 — — — — — — —	[5] [6]	52,658 76,262 — — — — — — —	1,764 2,554 — — — — — — —	26,337 38,131 — — — — — — —
Georgia L. Vlamis	— —	— —		— —	— —	934 2,838	[8] [6]	13,945 42,371	— 1,419	— 21,186
Thomas P. McCarthy[10]	—	—		—	—	—		—	—	—

[1]	Nonvested option awards are disclosed in the table as unexercisable.

[2]	Market value of unvested shares of restricted stock and performance shares based on market closing price of the Company’s common stock on the NASDAQ Global Market of $14.93 per share on December 30, 2016.
[3]	Represents unearned performance shares at the threshold amount.
[4]	Option award vesting on January 15, 2017.
[5]	Restricted stock award vesting on January 14, 2018.
[6]	Restricted stock award vesting on January 13, 2019.
[7]	Restricted stock award vesting in three equal annual installments beginning on March 1, 2017.
[8]	Restricted stock award vesting in two more annual installments with the next vesting event occurring on December 1, 2017.
[9]	The employment of Mr. Avery was terminated in January 2016, and therefore, forfeited the unvested equity awards outstanding at the date of the respective termination.
[10]	Mr. McCarthy resigned as Senior Vice President, Human Resources effective March 22, 2016 and, therefore, he forfeited the unvested equity awards outstanding at the date of his resignation.

Option Exercises and Stock Vested for the Year Ended December 31, 2016

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Joseph E. McNeely	1,263	23,083
Matthew S. Kohnke	—	—
Charles F. Avery, Jr.	—	—
Theodore W. Baun	1,018	18,833
Georgia L. Vlamis	466	6,887
Thomas P. McCarthy	828	15,318

Pension Benefits at December 31, 2016

Name	Plan Name[1]	Number of Years Credited Service[2] (#)	Present Value of Accumulated Benefit[3] ($)	Payments During Last Fiscal Year ($)
Joseph E. McNeely [4]	—	—	—	—
Matthew S. Kohnke	—	—	—	—
Charles F. Avery, Jr.[4]	—	—	—	—
Theodore W. Baun [5]	The FreightCar America, Inc. Pension Plan	13.34	311,833	—
Georgia L. Vlamis[4]	—	—	—	—
Thomas P. McCarthy[4]	—	—	—	—

[1]	The Company does not maintain a non-qualified or supplemental pension plan that provides benefits in excess of the limitations set forth in Code Sections 415 and 401(a)(17).
[2]	Years of credited service as of the same pension plan measurement date used for financial statement reporting purposes with respect to the fiscal year’s audited financial statements. The number of years shown is the actual service for each of the executives. The Company does not give credit for additional years of service to executives for any reason.
[3]	The actuarial present value calculated as of the same pension plan measurement date used for financial statement reporting purposes with respect to the fiscal year’s audited financial statements, as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.
[4]	Messrs. McNeely, Kohnke, Avery and McCarthy and Ms. Vlamis are not eligible to participate in the Pension Plan because they were hired after 2004.
[5]	Mr. Baun is fully vested in his accrued benefits under the Pension Plan. Mr. Baun’s benefits under the Pension Plan were frozen at December 31, 2009.

Supplemental Narrative to Pension Benefits Table

For a narrative description of the Pension Benefits Table see the section of this proxy titled “Compensation Discussion and Analysis—Elements of Executive Compensation—Retirement and Pension Benefits.”

Potential Payments upon Termination or Change in Control

This section describes and quantifies potential payments that may be made to each NEO at, following, or in connection with the resignation, severance, retirement or other termination of the NEO or a change in control of the Company. These benefits are in addition to benefits generally available to salaried employees. For a narrative description of the Potential Payments and Benefits Upon Termination or Change in Control tables see the section of this proxy titled “Compensation Discussion and Analysis—Elements of Executive Compensation—Post-Employment Benefits—Employment Agreements and Other Arrangements for NEOs.”

The potential payments described below are estimates only. As such, the potential payments do not necessarily reflect the actual amounts that would be paid to each NEO, which would be known only at the time the NEO becomes eligible for payment due to a termination of employment or change in control. The Company does not provide any of its executives with change in control excise tax gross-ups. The following tables reflect potential amounts that could be payable to the applicable NEO if a change in control or the indicated termination of employment occurred at December 31, 2016.

Summarized below are the potential payments and benefits payable by the Company to each of our NEOs at, following or in connection with the indicated termination of employment or change in control as of December 31, 2016.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL – MR. MCNEELY
Executive Benefits and Payments Upon Change in Control or Termination of Employment	Change in Control – No Termination	Change in Control – Termination without Cause or for Good Reason	Termination for Good Reason	Termination without Cause	Death	Disability
Compensation:
Base Salary	—	$800,000	$800,000	$400,000	—	—
Incentive Compensation	—	$933,960	$933,960	$466,980	—	—
Restricted Stock, Performance Shares and Stock Options: Unvested and Accelerated	—	$588,809	—	—	$588,809	—
Benefits and Perquisites:
Continuing Benefits	—	$20,837	$20,837	$10,418	—	—
Total:	—	$2,343,606	$1,754,797	$877,398	$588,809	—

For a narrative discussion of the potential payments owed to Mr. McNeely in connection with a termination or change in control, see the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Post-Employment Benefits—Employment Agreements and Other Arrangements for NEOs.” The value of restricted stock and performance shares is based on the closing price of the Company’s common stock on December 30, 2016 ($14.93 per share) and the value of stock options is based on the aggregate spread between the exercise price of the options and such closing price.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL – MR. KOHNKE
Executive Benefits and Payments Upon Change in Control or Termination of Employment	Change in Control – No Termination	Change in Control – Termination without Cause	Change in Control – Termination for Good Reason	Termination without Cause	Death	Disability
Compensation:
Base Salary	—	$67,500	$—	$67,500	—	—
Incentive Compensation	—	—	—	—	—	—
Restricted Stock and Performance Shares: Unvested and Accelerated	—	$29,860	$29,860	—	$29,860	—
Benefits and Perquisites:
Continuing Benefits	—	—	—	—	—	—
Total:	—	$97,360	$29,860	$67,500	$29,860	—

For a narrative discussion of the potential payments owed to Mr. Kohnke in connection with a termination or change in control, see the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Post-Employment Benefits—Employment Agreements and Other Arrangements for NEOs.” The value of restricted stock and performance shares is based on the closing price of the Company’s common stock on December 30, 2016 ($14.93 per share).

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL – MR. BAUN
Executive Benefits and Payments Upon Change in Control or Termination of Employment	Change in Control – No Termination	Change in Control – Termination without Cause	Change in Control – Termination for Good Reason	Termination without Cause or for Good Reason	Death	Disability
Compensation:
Base Salary	—	$350,000	$350,000	$350,000	—	—
Incentive Compensation	—	$183,717	$183,717	$183,717	—	—
Restricted Stock, Performance Shares and Stock Options: Unvested and Accelerated	—	$257,841	$257,841	—	$257,841	—
Benefits and Perquisites:
Continuing Benefits	—	$10,418	$10,418	$10,418	—	—
Total:	—	$801,976	$801,976	$544,135	$257,841	—

For a narrative discussion of the potential payments owed to Mr. Baun in connection with a termination or change in control, see the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Post-Employment Benefits—Employment Agreements and Other Arrangements for NEOs.” The value of restricted stock and performance shares is based on the closing price of the Company’s common stock on December 30, 2016 ($14.93 per share) and the value of stock options is based on the aggregate spread between the exercise price of the options and such closing price.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL – MS. VLAMIS
Executive Benefits and Payments Upon Change in Control or Termination of Employment	Change in Control – No Termination	Change in Control – Termination without Cause	Change in Control – Termination for Good Reason	Termination without Cause	Death	Disability
Compensation:
Base Salary	—	$63,750	$—	$63,750	—	—
Incentive Compensation	—	$—	$—	$—	—	—
Restricted Stock and Performance Shares: Unvested and Accelerated	—	$84,743	$84,743	$—	$84,743	—
Benefits and Perquisites:
Continuing Benefits	—	$—	$—	$—	—	—
Total:	—	$148,493	$84,743	$63,750	$84,743	—

For a narrative discussion of the potential payments owed to Ms. Vlamis in connection with a termination or change in control, see the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Post-Employment Benefits—Employment Agreements and Other Arrangements for NEOs.” The value of restricted stock and performance shares is based on the closing price of the Company’s common stock on December 30, 2016 ($14.93 per share).

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION

OR CHANGE IN CONTROL – MR. AVERY

For a narrative discussion of the payments made to Mr. Avery in connection with his departure from the Company, see the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Post-Employment Benefits—Employment Agreements and Other Arrangements for NEOs.”

For a quantitative discussion of the amounts owed to Mr. Avery related to his departure, see subfootnote e to the “All Other Compensation for 2016” table, which is presented in footnote 6 in the section of this proxy statement entitled “Executive Compensation—Summary Compensation Table.”

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION

OR CHANGE IN CONTROL – MR. McCARTHY

For a narrative discussion of the payments made to Mr. McCarthy in connection with his resignation from the Company, see the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Post-Employment Benefits—Employment Agreements and Other Arrangements for NEOs.”

For a quantitative discussion of the amounts owed to Mr. McCarthy related to his resignation, see subfootnote d to the “All Other Compensation for 2016” table, which is presented in footnote 6 in the section of this proxy statement entitled “Executive Compensation—Summary Compensation Table.”

Compensation Committee Report

The compensation committee of the board of directors (the “Committee”) has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on such review and discussions, the Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement, portions of which, including the Compensation Discussion and Analysis, have been incorporated by reference into the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2016.

Respectfully submitted by the Committee,	Andrew B. Schmitt, Chairman

Malcolm F. Moore
James D. Cirar
Thomas A. Madden

DIRECTOR COMPENSATION

Set forth below are summaries of the compensation paid to each of our directors in 2016, in both cash and equity awards.

2016 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Total ($)
James D. Cirar	53,000	55,006	108,006
William D. Gehl	121,000	55,006	176,006
Thomas A. Madden	53,000	55,006	108,006
Malcolm F. Moore	58,000	55,006	113,006
Andrew B. Schmitt	55,000	55,006	110,006
S. Carl Soderstrom, Jr.	67,000	55,006	122,006

[1]	Includes the following annual retainer fees, committee chairmanship fees and board of directors and committee meeting attendance fees:

	Mr. Cirar	Mr. Gehl	Mr. Madden	Mr. Moore	Mr. Schmitt	Mr. Soderstrom
Retainer	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000
Chairmanship	—	$70,000	—	$10,000	$10,000	$15,000
Attendance	$13,000	$11,000	$13,000	$8,000	$5,000	$12,000

Total	$53,000	$121,000	$53,000	$58,000	$55,000	$67,000

[2]	Represents the grant date fair value of restricted shares granted by the Company during 2016 computed in accordance with ASC Topic 718. Grant date fair value was determined by multiplying the number of restricted shares granted by the average of the high and low stock trading prices for the Company’s common stock as reported by the NASDAQ Global Market on the grant date.

The number of shares awarded to directors during 2016 and the aggregate unvested stock awards as of December 31, 2016 are as follows:

Director	Awards During 2016	Aggregate Unvested Stock Awards
James D. Cirar	3,922	3,922
William D. Gehl	3,922	3,922
Thomas A. Madden	3,922	3,922
Malcolm F. Moore	3,922	3,922
Andrew B. Schmitt	3,922	3,922
S. Carl Soderstrom, Jr.	3,922	3,922

General Description of Director Compensation

We reimburse directors for expenses incurred in connection with attendance at board or committee meetings. Our board of directors, at the recommendation of the compensation committee based on the study and suggestions of Hay Group, approved the Company’s non-executive director compensation policy (the “Director Compensation Policy”), which became effective January 1, 2015. Under the Director Compensation Policy, the annual cash retainer payable to non-executive members of the board of directors (inclusive of meeting fees for up to seven meetings annually) is $40,000. For each board meeting in excess of seven per year, non-executive members of the board of directors shall receive a meeting fee of $1,000 per board meeting.

In addition, the chairman and members of each board committee will receive additional compensation as follows:

	Chair Retainer (annual)	Meeting Fees (per meeting)
Audit	$15,000	$1,000
Compensation	$10,000	$1,000
Nominating and Corporate Governance	$10,000	$1,000

The chairman of the board of directors will also receive an incremental cash retainer of $70,000 per year. The cash retainers and meeting fees will be payable on a quarterly basis, in arrears, on the first day of each quarter.

In addition, each non-executive members of the board of directors is entitled to an annual equity award with a value of $55,000, with the shares to vest fully on the earlier of (a) the first anniversary of the date of grant or (b) the next annual meeting of the Company’s stockholders following the date of grant. The Company does not provide any incentive-based non-equity compensation to directors and does not maintain a defined benefit or actuarial pension plan or a deferred compensation plan for directors.

Stock Ownership Requirements

The board of directors expects that each non-executive director will maintain Company stock holdings at least equal to the aggregate number of shares (including options or shares granted but not vested) that the Company has awarded to the non-executive director during the three-year period ending on any given date of determination. The director may reduce the amount of stock holdings by the number of shares the director has applied directly to the payments of taxes on such awards. Company stock holdings that count towards meeting ownership requirements include: (a) shares owned outright or in trust; and (b) stock options, restricted stock or restricted stock units, including options or shares granted but not vested. If a director consistently fails to comply with the stock ownership requirements, the compensation committee will take such actions as it deems appropriate, including, but not limited to allocating an additional amount of the director’s annual compensation to the purchase of stock in accordance with the program or reducing future equity compensation awards.

Registration Rights Agreement

We entered into a registration rights agreement, dated as of April 11, 2005, with substantially all of our stockholders as of immediately prior to the completion of our initial public offering. The stockholders that are party to the registration rights agreement had the right to require us, subject to certain terms and conditions, to register their shares of our common stock under the Securities Act of 1933, as amended, at any time. The selling stockholders in our secondary offering exercised their demand registration rights to require us, subject to certain terms and conditions, to register their shares of our common stock under the Securities Act of 1933, as amended. We and certain of our stockholders remain party to the registration rights agreement.

EQUITY COMPENSATION PLAN INFORMATION

This table contains information as of December 31, 2016 about the Company’s equity compensation plans, all of which have been approved by the Company’s stockholders.

	Number of common shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of common shares remaining available for future issuance under equity compensation plans (excluding common shares reflected in the first column)
Equity compensation plans approved by stockholders	511,590	[1]	$24.32	[2]	871,594	[3]
Equity compensation plans not approved by stockholders	-0-		n/a		-0-

Total	511,590		$24.32		871,594

[1]	Includes an aggregate of 111,549 restricted shares that were not vested as of December 31, 2016 and 21,049 performance shares that were not vested or earned as of December 31, 2016.
[2]	Weighted-average exercise price of outstanding options excludes restricted shares and performance shares.
[3]	Represents shares of common stock authorized for issuance under the LTIP in connection with awards of stock options, share appreciation rights, restricted shares, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE REPORT

Fees Billed by Independent Registered Public Accounting Firm

The audit committee has adopted a pre-approval policy pursuant to which it must pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services and tax services. Under the policy, the audit committee may delegate the authority to pre-approve any audit or non-audit services to be provided by our independent registered public accounting firm to one or more of its members. The pre-approval of services by a member of the audit committee pursuant to this delegated authority, if any, must be reported at the next meeting of the audit committee.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided by our independent registered public accounting firm. Unless the audit committee determines otherwise, the term for any service pre-approved by the audit committee is twelve months from the date of pre-approval. Any pre-approval must set forth in detail the particular service or type of services to be provided and is generally subject to a specific cost limit. Any services that exceed these cost limits require specific approval by the audit committee. The audit committee may periodically review and, as necessary, revise the list of pre-approved services based on subsequent determinations. During fiscal years 2016 and 2015, there were no audit-related services provided to us by Deloitte & Touche LLP.

The following table presents fees for audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte entities”) for the audit of our annual financial statements for the fiscal years ended December 31, 2016 and 2015, and fees billed for other services rendered by the Deloitte entities during those periods.

Fees	Fiscal Year Ended December 31, 2016	Fiscal Year Ended December 31, 2015
Audit Fees[1]	$901,120	$836,711
Audit-Related Fees[2]	—	—
Tax Fees[3]	—	—
Total	$901,120	$836,711

[1]	Audit Fees include fees billed or expected to be billed for professional services rendered for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports and other related services that are normally provided in connection with statutory and regulatory filings.
[2]	Audit-Related Fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our annual consolidated financial statements and not reported under “Audit Fees.”
[3]	Tax Fees include fees billed or expected to be billed for services performed related to tax compliance, tax advice and tax planning.

Report of the Audit Committee

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

The audit committee is currently comprised of Messrs. Cirar, Gehl, Madden and Soderstrom. Our board of directors has determined that each member of the audit committee meets the independence requirements under the listing standards of the NASDAQ Global Market, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission. The committee operates under a written charter that was adopted by our board of directors.

The committee oversees our accounting and financial reporting process on behalf of our board of directors. Management has the primary responsibility for the preparation of our financial statements and the disclosure and financial reporting process, including establishing a system of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management and Deloitte & Touche LLP, our independent registered public accounting firm, the audited financial statements as of and for the year ended December 31, 2016 and the reports of Deloitte & Touche LLP issued in connection therewith. Deloitte & Touche LLP is responsible for expressing an opinion on the conformity of these audited financial statements with generally accepted accounting principles.

The committee has discussed and reviewed with Deloitte & Touche LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard 1301 (Communications with Audit Committees), which includes, among other things, matters related to the conduct of the audit of our financial statements. The committee has also received from Deloitte & Touche LLP the written disclosures describing the relationships between Deloitte & Touche LLP and us that might bear on the independence of Deloitte & Touche LLP consistent with and required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

In reliance on the reviews and discussions referred to above, the committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission. The committee and our board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016.

Respectfully submitted by the audit committee,

S. Carl Soderstrom, Jr., Chairman

James D. Cirar

William D. Gehl

Thomas A. Madden

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under its charter, our audit committee is responsible for the review and approval of “related-person transactions” involving the Company or its subsidiaries and related persons. As defined under the SEC’s rules, a “related person” is a director, executive officer, nominee for director or 5% stockholder of the Company, and their immediate family members. Any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest must be reported in our filings with the SEC pursuant to its rules. The audit committee charter does not specify the standards to be applied by the committee in reviewing related-person transactions. However, we expect that the committee will consider all relevant facts and circumstances, including, if applicable, but not limited to: the benefits to the Company; the impact on a director’s independence in the event that the related person is a director, an immediate family member of a director or an entity in which a director is a partner, security holder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available for similar transactions with unrelated third parties.

We identify transactions for review through our Code of Business Conduct and Ethics and our annual directors’ and officers’ questionnaires, which require employees, executive officers and directors to disclose transactions or relationships that may constitute conflicts of interest.

There were no related-person transactions during 2016.

2018 ANNUAL MEETING OF STOCKHOLDERS

We expect that our 2018 annual meeting of stockholders will be held within 30 days of May 11, 2018, which will be the first anniversary of the upcoming annual meeting. Subject to certain exceptions set forth in our by-laws, proposals of stockholders intended for inclusion in the proxy statement for our 2017 annual meeting of stockholders must be received by our Secretary at our principal executive offices (currently at Two North Riverside Plaza, Suite 1300, Chicago, Illinois 60606) by December 1, 2017. If a stockholder intends to present a proposal at the 2018 annual meeting of stockholders, but not to have such proposal included in our proxy statement relating to that meeting, such proposal must be received by our Secretary not earlier than January 11, 2018 and not later than February 10, 2018. Such proposals must contain specific information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single Notice or proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the Notice or proxy statement at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, Computershare Investor Services, P.O. Box 43078, Providence, Rhode Island 02940.

By Order of the Board of Directors
FreightCar America, Inc.

/s/ Georgia L. Vlamis

GEORGIA L. VLAMIS
Vice President, General Counsel and Corporate Secretary

FREIGHTCAR AMERICA, INC.
IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Central Time, on May 11, 2017.

Vote by Internet • Go to www.investorvote.com/RAIL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote “FOR” all the nominees listed in Proposal 1, “FOR”
Proposal 2, for a frequency of “1 YEAR” with respect to Proposal 3 and “ FOR” Proposal 4.

1.	Election of Class III directors: Nominees:	For	Withhold		For	Withhold
	01 - Thomas A. Madden	☐	☐	02 - Joseph E. McNeely	☐	☐

			For	Against	Abstain			For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.		☐	☐	☐	4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017.	☐	☐	☐
		1 Year	2 Years	3 Years	Abstain
3. Advisory vote on the frequency of the advisory vote on executive compensation.		☐	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Please check here if you plan to attend the Annual Meeting of Stockholders.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as your name appears on the proxy. If held in joint tenancy, all persons should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, limited liability company or other similar entity, please sign in such entity’s name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
02IDQC

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2017:

Our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2016 are available at: www.railproxy.info

If you have not voted via the Internet or telephone, please return voted proxies to:

Proxy Services

c/o Computershare Investor Services

PO Box 43101

Providence, RI 02940-5067

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — FreightCar America, Inc.

ANNUAL MEETING OF STOCKHOLDERS

MAY 11, 2017

Metropolitan Club

233 S. Wacker Drive

67th Floor, Illinois Room

Chicago, IL 60606

10:00 a.m. (local time)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FREIGHTCAR AMERICA, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2017 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby appoints Matthew S. Kohnke and Georgia L. Vlamis, and each of them, as proxies with full power of substitution to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of FreightCar America, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. (local time) on May 11, 2017 at the Metropolitan Club, 233 S. Wacker Dr., 67th Floor, Illinois Room, Chicago, IL 60606, and at any postponement(s) or adjournment(s) thereof and, in such proxies’ discretion, to vote upon such other business as may properly come before the meeting, and at any postponement(s) or adjournment(s) thereof, as set forth in the related Notice of Annual Meeting and Proxy Statement, the receipt of which is hereby acknowledged. The undersigned hereby revokes all prior proxies given by the undersigned to vote at said meeting and any adjournment(s) or postponement(s) thereof. This proxy card is valid only when signed and dated.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL THE CLASS III DIRECTOR NOMINEES, “FOR” APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION, FOR A FREQUENCY OF “1 YEAR” WITH RESPECT TO THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

(Continued and to be dated and signed on the reverse side.)